UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL ABSORBENTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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International Absorbents Inc.
“Products and Technology for the Good of the Environment”
April 30, 2007
To Our Shareholders:
     On behalf of the board of directors of International Absorbents Inc., I cordially invite you to attend our annual general meeting of shareholders to be held at Pacific Corporate Trust, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada on Thursday, June 7, 2007 at 10:00 a.m., local time. A notice of the annual general meeting, a proxy statement containing information about the matters to be acted upon at the annual general meeting and a form of proxy are enclosed.
     We urge you to attend our annual general meeting. Your participation in the affairs of International Absorbents is important. Our annual general meeting is an excellent opportunity for our management to discuss our progress with you in person.
     Whether in person or by proxy, it is important that your Common Shares be represented at our annual general meeting. To ensure your participation, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed form of proxy promptly or otherwise vote by using the toll-free number or visiting the website listed on the form of proxy.
     We look forward to seeing you on June 7th.

Sincerely,

Gordon L. Ellis
President, Chief Executive Officer and Chairman of the Board

Principal Executive Offices:	Grandview Facility:
1569 Dempsey Rd.	6960 Salashan Parkway
North Vancouver, BC V7K 1S8	Ferndale, WA 98248

Tel: (604) 681-6181	Tel: (360) 734-7415
Fax: (604) 904-4105	Fax: (360) 671-1588
Email: info@absorbent.com
www.internationalabsorbents.com

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS To be Held on June 7, 2007
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS To Be Held June 7, 2007
SOLICITATION OF PROXIES
RECORD DATE AND OUTSTANDING SHARES
APPOINTMENT AND REVOCATION OF PROXIES
ADVICE TO BENEFICIAL OWNERS
QUORUM; ABSTENTIONS; BROKER NON-VOTES
VOTING OF PROXIES
ANNUAL REPORT AND FINANCIAL STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE – ELECTION OF DIRECTORS
INFORMATION REGARDING COMPENSATION OF OUR OFFICERS AND DIRECTORS
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
THE AUDIT COMMITTEE REPORT
PROPOSAL TWO — RATIFICATION OF INDEPENDENT AUDITORS
TRANSACTION OF OTHER BUSINESS
PROPOSALS OF SHAREHOLDERS
BOARD APPROVAL
APPENDIX A

INTERNATIONAL ABSORBENTS INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be Held on June 7, 2007

TO THE SHAREHOLDERS:
     Notice is hereby given that the 2007 Annual General Meeting of Shareholders of International Absorbents Inc., a corporation incorporated under the laws of British Columbia, Canada (the “Company”), will be held on Thursday, June 7, 2007 at 10:00 a.m., local time, at Pacific Corporate Trust, 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada for the following purposes:
1.	To elect three Class II directors to serve for the ensuing two-year period and until their successors are duly elected or appointed.

2.	To ratify the appointment by the Audit Committee of Moss Adams LLP as the Company’s independent auditors for the fiscal year ending January 31, 2008, at a remuneration to be fixed by the Audit Committee.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
     The board of directors has fixed the close of business on April 16, 2007 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to submit your form of proxy. You may do so by mail, facsimile, over the internet or by telephone, by following the instructions on the form of proxy. Any shareholder attending the meeting may vote in person even if the shareholder has previously submitted a form of proxy.

By Order of the Board of Directors

Gordon L. Ellis
President, Chief Executive Officer and Chairman of the Board
1569 Dempsey Road
North Vancouver, British Columbia
Canada V7K 1S8
604-681-6181
April 30, 2007

INTERNATIONAL ABSORBENTS INC.
1569 Dempsey Road
North Vancouver, British Columbia, Canada V7K 1S8
(Principal Executive Offices)
www.internationalabsorbents.com
Tel: 604-681-6181 Toll Free: 866-514-6559
info@absorbent.com
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held June 7, 2007
SOLICITATION OF PROXIES
THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE MANAGEMENT OF INTERNATIONAL ABSORBENTS INC. (THE “COMPANY”), A CORPORATION INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA, CANADA, FOR USE AT THE ANNUAL GENERAL MEETING (THE “MEETING”) OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON THURSDAY, JUNE 7, 2007 AT 10:00 A.M. (Pacific Time), AT PACIFIC CORPORATE TRUST, 510 BURRARD STREET, 2nd FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS.
This Proxy Statement and the accompanying notice and form of proxy were first mailed on or about April 30, 2007 to shareholders of the Company entitled to vote at the Meeting. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone, facsimile, or electronically via the internet, by the directors, officers or other employees of the Company for no additional compensation; however, out-of-pocket expenses will be reimbursed. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the Company’s common shares, without par value (the “Common Shares”), registered in their names, to forward solicitation materials to the beneficial owners of such Common Shares. The Company will reimburse brokerage firms and other persons representing beneficial owners of the Company for their reasonable expenses in forwarding solicitation materials. THE COMPANY MAKES THIS SOLICITATION OF PROXIES AND ALL RELATED COSTS OF THIS SOLICITATION WILL BE BORNE BY THE COMPANY.
RECORD DATE AND OUTSTANDING SHARES
Only shareholders of record at the close of business on April 16, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The only outstanding voting securities of the Company are the Common Shares. Each holder of Common Shares is entitled to one vote per Common Share on all matters.
As of the Record Date, 6,410,328 Common Shares were issued and outstanding and held of record by approximately 455 shareholders. The closing price of the Company’s Common Shares as of the Record Date on The American Stock Exchange LLC (“AMEX”) was (U.S.) $3.63 under the symbol “IAX.”
APPOINTMENT AND REVOCATION OF PROXIES
The persons named in the accompanying form of proxy as proxyholders are Executive Officers (as defined below) of the Company planning to be in attendance at the Meeting and were nominated by the Board of Directors of the Company (the “Board of Directors” or “Board”). For the purpose of this Proxy Statement, “Executive Officers” means our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Vice President of Sales and Marketing, which are the Company’s only executive officers. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE MEETING AS PROXYHOLDER MAY DO SO, EITHER BY:
(a)	STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY; OR

(b)	BY COMPLETING ANOTHER PROPER FORM OF PROXY.

The completed form of proxy must be received at the office of the transfer agent, Pacific Corporate Trust Company (the “Transfer Agent”), located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3B9, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or before the time that the Meeting is to be reconvened following any adjournment thereof. A form of proxy received at the offices of the Transfer Agent or the Company after this time, but prior to the Meeting, may be accepted or rejected as late, at the discretion of the Chairman of the Board.
Any form of proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use. Any shareholder’s form of proxy will be returned (and considered revoked) if the shareholder is present at the Meeting and should request its return. A shareholder who has given a form of proxy may also revoke it by an instrument in writing delivered to the office of the Transfer Agent or to the registered office of the Company, Suite 700 — 595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner provided by law. If the shareholder is a corporation, any such instrument of revocation must be executed under the corporate seal or by a duly authorized officer or attorney of the corporation.
ADVICE TO BENEFICIAL OWNERS
Most beneficial owners of the Common Shares are not listed on the Company’s register of shareholders. Beneficial owners will not be listed if they hold their Common Shares through an intermediary, such as a brokerage firm, bank, trust company, or other firm, financial institution or company. In this section, such owners are referred to as “you” or as a “Beneficial Owner”, and the firm, financial institution or company through which you hold your Common Shares are referred to as “Intermediaries”. This discussion does not apply to owners of Common Shares of the Company who hold their Common Shares directly instead of through an Intermediary and who are therefore listed directly on the Company’s register of shareholders.
If you hold your Common Shares through an Intermediary, then instead of you being listed on the Company’s register of shareholders, either the Intermediary, or a depository or other agent used by it, will be listed as the shareholder. The Company can only recognize votes and take instructions from its shareholders who are actually listed on its register of shareholders. Accordingly, in order to vote at the Meeting, you will need to instruct your Intermediary how to vote your Common Shares, or, if you wish to attend and vote at the Meeting yourself, then you need to instruct your Intermediary to authorize you to do so.
The Company will be providing Meeting materials to the Intermediaries listed on its register of shareholders (or listed by the depository or other agent used by the Intermediary). The Intermediaries are required to send the Meeting materials on to you (unless you have waived this requirement) and to all other Beneficial Owners who have not waived their right to receive the materials. The Meeting materials will include, among other things, this Proxy Statement, and a form of proxy for you to complete, sign and return to your Intermediary or as otherwise directed by your Intermediary, indicating how you want your Common Shares voted by the Intermediary. If you wish to attend and vote at the Meeting yourself, then you need to strike out the names of the management proxyholder names shown just before the blank space on the form of proxy sent to you by your Intermediary, and insert your own name in the blank space. You then need to complete and sign the form of proxy and send it back to your Intermediary or as your Intermediary has otherwise directed. You may also appoint someone else to attend at the Meeting and vote on your behalf by inserting that person’s name in the blank space instead of your own.
Whether you wish to give voting instructions to your Intermediary to vote on your behalf at the Meeting or you wish to attend the Meeting and vote in person, you must complete the form of proxy provided to you by or on behalf of your Intermediary and return it in accordance with the instructions provided. This will enable your Intermediary either to vote your Common Shares as you have directed, or to give formal notice to the Company that you have the authority to attend and vote at the Meeting yourself.
QUORUM; ABSTENTIONS; BROKER NON-VOTES
At the Meeting, the Company’s Transfer Agent will determine the presence of a quorum and tabulate the results of the votes by shareholders. Under the Company’s Articles, a quorum exists when either (a) two shareholders entitled to vote at the Meeting whether in person or by proxy hold or represent, in aggregate, at least 5% of the total number of issued and outstanding Common Shares that are entitled to vote at the Meeting or (b) if there is only one shareholder entitled to vote at the Meeting, then the person who is, or who represents by proxy, that shareholder, may constitute the meeting. Under the policies, rules and guidelines of AMEX, it is recommended that a quorum be at least 33-1/3% of the voting Common Shares represented. The Company intends to meet the recommendations of AMEX by adjourning the Meeting if less than 33 1/3% of the Common Shares are represented in person or by proxy thereat. A quorum is necessary for the transaction of business at the Meeting. Abstentions and “broker non-votes” (broker non-votes occur when a person holding Common Shares through an Intermediary does not provide instructions as to how his or her Common Shares should be voted and the Intermediary does not have discretion to vote those

Common Shares or, if the Intermediary has discretion to vote such Common Shares, does not exercise such discretion) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.
A nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast (a) against the nominee and (b) for any other nominee for that position. Shareholders are not entitled to cumulate votes in the election of directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee and thus will have no effect on the outcome. Approval of all other matters that properly come before the Meeting, including the proposal to ratify the appointment of Moss Adams LLP as the Company’s independent auditors, require the vote of a majority of the Common Shares represented in person or by proxy at the Meeting. Abstentions will have the same effect as votes against such proposals because they are treated as present and entitled to vote for purposes of determining the pool of votable Common Shares, but do not contribute to the affirmative votes required to approve the proposals. Proxies that reflect broker non-votes will not be considered present for the purposes of determining the votes for these proposals and will therefore have the effect of neither a vote for nor a vote against such proposals.
VOTING OF PROXIES
If the form of proxy is properly completed and returned to the Transfer Agent and is unrevoked, the Common Shares represented by the form of proxy will be voted at the Meeting. Where a shareholder indicates a choice with respect to any matter to be acted upon at the Meeting, the Common Shares will be voted in accordance with the specification so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY THE BOARD OF DIRECTORS IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE FORM OF PROXY IN FAVOR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND, THEREFORE “FOR” THE DIRECTORS LISTED ON THE FORM OF PROXY AND “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.
The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying notice of annual general meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no such amendment or variation or matters to come before the Meeting other than those referred to in the accompanying notice of annual general meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Annual Report for the fiscal year ended January 31, 2007, which contains, among other things, the consolidated financial statements for the Company’s fiscal year ended January 31, 2007, the auditor’s report thereon and Management’s Discussion and Analysis of Financial Condition and Results of Operations, is being mailed to shareholders with this Proxy Statement. The Annual Report is not to be considered as proxy soliciting material. A copy of the Company’s Annual Report on Form 10-K (without exhibits, except where such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates) will be provided without charge upon written or oral request to the Corporate Secretary, c/o the Company’s address at 1569 Dempsey Road, North Vancouver, British Columbia, Canada V7K 1S8 or 604-681-6181. Additional information relating to the Company can be obtained from publicly filed documents available at www.sec.gov and www.sedar.com.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information as of March 31, 2007 with respect to Common Share ownership by (i) the persons known to the Company to beneficially own more than 5% of the Common Shares of the Company, (ii) each director, (iii) each Executive Officer named in the Summary Compensation Table set forth below in the section titled “Information Regarding Compensation of our Officers and Directors,” and (iv) all directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”). In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options, warrants and securities convertible into Common Shares held by that person that are exercisable as of March 31, 2007 or exercisable within 60 days thereof are deemed outstanding. As of March 31, 2007, there were 6,410,328 Common Shares outstanding. Except as otherwise indicated in the footnotes below, all of the Common Shares listed for a person named in the table are directly held by such person with sole voting and dispositive power.
Unless otherwise noted, the address for each shareholder below is: c/o International Absorbents Inc., 1569 Dempsey Road, North Vancouver, British Columbia, Canada V7K 1S8.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class

Gordon L. Ellis	386,851	(1)	5.7%

Douglas E. Ellis	173,025	(2)	2.6%

Shawn M. Dooley 6960 Salashan Parkway, Ferndale, Washington, United States 98248	133,734	(3)	2.0%

David H. Thompson 6960 Salashan Parkway, Ferndale, Washington, United States 98248	38,751		*

John J. Sutherland	35,000	(4)	*

Lionel G. Dodd	25,000	(5)	*

Michael P. Bentley	22,000	(6)	*

Daniel J. Whittle 6960 Salashan Parkway, Ferndale, Washington, United States 98248	20,800	(7)	*

Praetorian Capital Management LLC 119 Washington Avenue, Suite 600 Miami Beach, FL 33139	388,800	(8)	6.1%

First Wilshire Securities Management, Inc. 600 South Lake Street, Suite 100 Pasadena, CA 91106-3955	330,500	(9)	5.2%

Directors and Executive Officers as a Group (8 Persons)	835,161		11.5%

*	Less than 1%

(1)	Includes 90,576 Common Shares held by Gordann Consultants Ltd., an entity in which Mr. G. Ellis owns a 51% interest and Mr. G. Ellis’ spouse owns a 49% interest (“Gordann”), over which Mr. G. Ellis has shared voting and dispositive power; 10,000 Common Shares held by Shelan Development Corp., an entity owned by Gordann, over which Mr. G. Ellis has shared voting and dispositive power; 15,000 Common Shares held by Stelyconi Enterprises Ltd., an entity owned by Gordann, over which Mr. G. Ellis has shared voting and dispositive power; and 122,300 Common Shares held by ABE Industries (1980) Inc., an entity owned by Gordann, over which Mr. G Ellis has shared voting and dispositive power.

(2)	Includes 25,000 Common Shares held by his children, over which Mr. D. Ellis has voting and dispositive power.

(3)	Includes 1,600 Common Shares owned by Mr. Dooley’s brother over which Mr. Dooley has shared voting and dispositive power. Mr. Dooley disclaims beneficial ownership of such shares.

(4)	Includes 20,000 Common Shares underlying incentive stock options held by Mr. Sutherland.

(5)	Includes 20,000 Common Shares underlying incentive stock options held by Mr. Dodd.

(6)	Includes 20,000 Common Shares underlying incentive stock options held by Mr. Bentley.

(7)	Includes 20,000 Common Shares underlying incentive stock options held by Mr. Whittle.

(8)	Based on information provided by Praetorian Capital Management LLC (“Praetorian”) and Praetorian Offshore Ltd. (the “Praetorian Fund”) in an amended Schedule 13G filed on February 5, 2007 by Praetorian. According to the Schedule 13G, Praetorian serves as investment manager or advisor to the Praetorian Fund with respect to the Common Shares directly owned by the Praetorian Fund. Praetorian makes the investment and voting decisions on behalf of the Praetorian Fund but owns no direct investments in the Company’s Common Shares. The Praetorian Fund directly owns the Common Shares but does not make any decisions as to voting or buying or selling the Common Shares.

(9)	Based on information provided by First Wilshire Securities Management, Inc. (“First Wilshire”) in a Schedule 13G filed by First Wilshire on June 22, 2005. According the Schedule 13G, First Wilshire has sole dispositive power over the Common Shares, but does not have any voting power over such shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by the rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended January 31, 2007, such officers, directors and greater than 10% beneficial owners filed all reports required of them on a timely basis, with the exception of Mr. D. Ellis. Mr. D. Ellis failed to report on a timely basis one transaction to purchase Common Shares and filed the report on Form 4 seven days following the date of the transaction.
PROPOSAL ONE – ELECTION OF DIRECTORS
The Articles of the Company provide that the number of directors on the Company’s Board of Directors may be determined by a majority of the shareholders, but shall be the greater of three directors and the most recently set of (x) the number of directors set by ordinary resolution and (y) the number of directors actually elected or continuing in office following the retirement of any directors. In addition, the Articles of the Company provide for the division of the Board of Directors into two classes, whereby the term of office for each class of directors alternately expires upon the second succeeding general meeting. Currently, Class I has two directors with terms expiring in 2008 and Class II has three directors with terms expiring in 2007.
Three Class II directors are to be elected at the Meeting for two-year terms ending in 2009. The Corporate Governance Committee has nominated John J. Sutherland, Lionel G. Dodd and Daniel J. Whittle for re-election as Class II directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Sutherland, Dodd and Whittle. The proxies cannot be voted for more than three nominees. Messrs. Sutherland, Dodd and Whittle are current directors of the Company, and each has indicated that he will serve if elected. The Company does not anticipate that Mr. Sutherland, Mr. Dodd or Mr. Whittle will be unable or unwilling to stand for election, but if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors (as recommended by the Corporate Governance Committee).
The name of each nominee and certain information about him as of March 31, 2007 are set forth below:

			Present Position
Class	Director	Age	with Company	Served as Director Since

II	John J. Sutherland	57	Director	1988
II	Lionel G. Dodd	67	Director	2002
II	Daniel J. Whittle	52	Director	2003

The name of each Class I director and certain information about him as of March 31, 2007 are set forth below:

			Present Position	Served as	Date Term as
Class	Nominee	Age	with Company	Director Since	Director to Expire

I	Gordon L. Ellis	60	Director, Chairman,	1985	2008
			President, Chief
			Executive Officer

I	Michael P. Bentley	44	Director	2003	2008

The following is a brief summary of the business experience of each director and nominee for director of the Company.
Messrs. Sutherland, Dodd, G. Ellis and Bentley reside in British Columbia, Canada and are citizens of Canada. Mr. Daniel J. Whittle resides in the State of Washington, United States and is a citizen of the United States. No director was a director or officer of any company that was subject to a cease trade or other order from a securities regulator or was subject to bankruptcy proceedings within the last 5 years except as otherwise described below.

John J. Sutherland has been a Class II director of the Company since August 1988. Mr. Sutherland has been a Certified General Accountant since 1976. Since February 2007, Mr. Sutherland has been a vice president and chief financial officer of Goldgroup Resources Inc., a private company involved in the exploration and development of mining properties focused in Mexico. From March 2003 to September 2006, Mr. Sutherland was vice president and director of Tekion, Inc., a private company developing and marketing fuel cells. Between April 2002 and November 2002, he was the executive director of the Arthritis Research Centre of Canada. From May 2001 to January 2002, Mr. Sutherland provided consulting services to the Company. Since 2002, Mr. Sutherland has been a director of Aquiline Resources Ltd. a publicly-held company listed on the TSX Venture Exchange (“TSXV”), and a director/trustee of Polymer Solutions, Inc. (“PSI”), a former publicly-held company that sold all of its assets effective as of February 2004 and is liquidating following such sale.
Lionel G. Dodd joined the Company as a Class II director in October 2002. In January 2007, Mr. Dodd joined the board of Infowave Software Inc., a publicly-held company listed on the Toronto Stock Exchange (the “TSX”) providing advanced power electronic products and systems. Since November 2004, Mr. Dodd has been a director of Xantrex Technology Inc., a publicly-held company listed on the TSX which provides advanced power electronics products. In addition, Mr. Dodd became a director of Pope & Talbot, Inc, a publicly-held pulp and wood products company trading on the New York Stock Exchange and the Pacific Stock Exchange, consequent to an acquisition of Harmac Pacific Inc. in November 1999, where Mr. Dodd had been serving as a director since 1998. Between 2002 and 2005, Mr. Dodd was a director of Braintech, Inc., a publicly-traded company on the OTC Bulletin Board which gives vision to industrial robots that handle and assemble parts. In addition, between 2001 and 2005, Mr. Dodd was a director of Napier Environmental Technologies Inc., a publicly-held company listed on the TSX which manufactures environmental paint removal and wood restoration products (“Napier”). On November 2, 2004, Napier filed a Notice of Intention to make a proposal under Canada’s Bankruptcy and Insolvency Act and emerged from protection of the Bankruptcy and Insolvency Act in July 2005 with the same name and listing. Previously, he was a director of International Bio-recovery Corporation from 2000 to 2001, a publicly-held company listed on the TSXV which converts biodegradable waste into organic fertilizer products. From 1996 to 2000, he served as president, chief executive officer and director of Versacold Corporation, a public company which traded on the TSX which operated a national temperature-controlled logistics network. Previously, Mr. Dodd had been chief executive officer, chief operating officer or chief financial officer and/or director of a number of publicly traded and private companies in Canada and the United States. Mr. Dodd received an MBA from the University California at Berkeley in 1963 and a Bachelor of Commerce Degree from the University of Saskatchewan in 1962.
Daniel J. Whittle has been a Class II director since June 2003. Mr. Whittle is currently the president of Patent Leverage LLC, which was formed in June 2003 after Mr. Whittle became registered as a U.S. Patent Agent. From April 2000 to June 2003, Mr. Whittle served as the senior vice president at Gretag Professional Imaging and subsequently Oce Display Graphics Systems following an acquisition. Prior to that, from July 1999 to February 2000, Mr. Whittle was a director of H.K. Productions in London, England, a subsidiary of Gretag Imaging. His executive management experience also includes positions as director of engineering at Firetrol, and vice president of R&D and manufacturing and later president and chief executive officer of Cymbolic Sciences. After receiving his Ph.D. in Physics from the University of Pennsylvania in August 1982, Mr. Whittle held various technical and management positions in engineering and manufacturing for 12 years at IBM. He was also a course instructor and director of Management Development, Inc. a non-profit organization affiliated with the Kenan-Flagler Business School at the University of North Carolina. From August 2004 to September 2005 Mr. Whittle was a director of 4th Corner Consultants Roundtable, a professional organization.
Gordon L. Ellis has been Chairman of the Company since July 1988, President and Chief Executive Officer since November 1996 and a Class I director of the Company since July 1985. Mr. G. Ellis is also a director of Absorption Corp., the Company’s wholly-owned subsidiary (“Absorption”). Mr. G. Ellis is a director of Victoria Bay Asset Management, LLC, which is the sole general partner of United States Oil Fund, LP, a commodity pool listed on the AMEX as of April 2006, which invests primarily in oil futures contracts. Mr. G. Ellis is a director/trustee of PSI. Mr. G. Ellis is the brother of Douglas Ellis, the president of Absorption.
Michael P. Bentley became a Class I director on June 25, 2003. Since February 1999, Mr. Bentley has been president of M64 Management, which provides governance, strategy and marketing consulting services, and since December 2003, executive vice president of Sierra Mountain Minerals, Inc., a mineral supplement company. Prior to that, he served in a variety of management positions at Canfor Corporation from 1985 to 1999. Mr. Bentley currently serves on the boards of Sierra Mountain Minerals, Inc. and the Business Family Centre at UBC Sauder School of Business. Past board positions include Wittke Inc., which traded on the TSX until it was acquired in 2002, and a number of private companies and charitable organizations. He has a Bachelor of Arts degree from the University of B.C. and a Master of Science in Management from Stanford University in Palo Alto, CA.

Vote Required for the Election of Directors
If a quorum is present and voting, the three nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the Common Shares present, in person or by proxy, will be elected to the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
Board Matters and Committees
General; Board Independence
Consistent with AMEX listing standards (the “AMEX Standards”), the Board has adopted Corporate Governance Guidelines (the “Guidelines”). The Guidelines address matters relating to the Board, its committees and its members’ qualifications, including the requirement that the Board have a majority of independent directors. Pursuant to the Guidelines, after consideration of all relevant factors, the Board has affirmatively determined that each of the following directors is independent within the meaning of the AMEX Standards and does not have a material relationship with the Company that would interfere with the exercise of independent judgment: Michael P. Bentley, Lionel G. Dodd, John J. Sutherland and Daniel J. Whittle.
The Company holds meetings of the Board of Directors on at least a quarterly basis. In addition, executive sessions of the Board are part of each regularly scheduled meeting of the Board and are attended only by the Company’s independent directors without management present. A different independent director, selected on a rotating alphabetical basis, is appointed to preside at each executive session.
The Board held a total of seven meetings, including one strategic planning session, during fiscal year 2007. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee, and as required from time to time a Special Committee. Each committee has written charters/guidelines, copies of which are posted on the Company’s internet site, www.internationalabsorbents.com under the main menu item named “Governance.” Copies of the charters are also available to any shareholder who contacts the Corporate Secretary and requests a printed copy. Mr. Sutherland was absent two out of seven meetings held by the Board of Directors; otherwise each current director attended at least 75% of (i) the total number of meetings of the Board held during the period for which he was a director, and (ii) the total number of meetings held by all the committees of the Board on which he served. The Company’s policy is to encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. All incumbent directors attended the annual and special meeting held on June 8, 2006.
Audit Committee
The Audit Committee is currently composed of John J. Sutherland, Chairman, Michael P. Bentley and Daniel J. Whittle. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Sutherland, Bentley and Whittle qualify as “independent” directors under applicable rules of AMEX and the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheets, consolidated statements of earnings, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows. The Board of Directors has designated Mr. Sutherland as the “audit committee financial expert” as defined under applicable SEC rules, and also determined that he possesses the requisite “financial sophistication” under applicable AMEX Standards. The Board of Directors of the Company adopted a written amended and restated Audit Committee Charter on April 3, 2007, a copy of which is attached to this proxy statement as Appendix A.
The Audit Committee has been appointed by the Board of Directors to oversee the processes of accounting and financial reporting of the Company and the audits of the financial statements of the Company. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors. Among other responsibilities, the Audit Committee pre-approves all auditing and permissible non-auditing services of the independent auditors (subject to de minimus exceptions); reviews the audited financial statements with management; obtains, reviews and discusses reports from the independent auditors; reviews major proposed changes to the Company’s accounting and auditing policies suggested by the independent auditors; reviews with management correspondence from regulators that raise material accounting policy issues; assesses the independence of the independent auditors; reviews and discusses with management and the independent auditors the adequacy of the Company’s internal controls, internal audit procedures and disclosure controls and procedures; and reviews and approves all related-party transactions. The Audit Committee held four meetings during fiscal year 2007.

Compensation Committee
The Compensation Committee is currently composed of Daniel J. Whittle, Chairman, Michael P. Bentley and Lionel G. Dodd. The Board of Directors has determined that each member of the Compensation Committee (i) is a “Non-Employee Director” for purposes of Rule 16b-3 of the Exchange Act, (ii) satisfies the requirements of an “outside director” for purposes of Rule 162(m) of the Internal Revenue Code, as amended (the “Code”), and (iii) is an “independent director” under applicable AMEX Standards. The Compensation Committee’s responsibilities, which are discussed in more detail in its charter and below under the heading “Information Regarding Compensation of our Executive Officers and Directors,” include, among other duties, the responsibility to:
•	establish the compensation for the Company’s Chief Executive Officer and review and approve the Chief Executive Officer’s recommendations for the compensation of the other Executive Officers reporting to him;

•	consistent with the Corporate Governance Guidelines, review and make recommendations to the Board on an annual basis with respect to the compensation of all directors;

•	administer the Company’s 2003 Omnibus Incentive Plan and make awards thereunder; and

•	perform other functions or duties deemed appropriate by the Board.
As discussed below, the Compensation Committee makes compensation decisions as to the Executive Officers and approves recommendations regarding equity awards to all of the Company’s employees, including the non-executive employees. The Compensation Committee then makes recommendations to the Board for final approval. Decisions regarding the non-equity compensation for non-executive employees are made by the respective Executive Officer who supervises such employees, although the Compensation Committee has the authority to annually review and make recommendations to the Board with respect to the general salary increase for the Company’s employees.
The agenda for meetings of the Compensation Committee is determined by its Chairman. If the Chief Executive Officer is invited to attend a Compensation Committee meeting, the Compensation Committee then meets after such meeting in an executive session. The Compensation Committee has authority under its charter to retain and to terminate any compensation consulting firm used to assist the Compensation Committee and has sole authority to approve the firm’s fees and other retention terms. Moreover, the Compensation Committee may obtain advice and assistance from internal or external legal, accounting or other advisors and from management and employees. The Compensation Committee may form and delegate authority to subcommittees as appropriate, and may also designate a non-member to serve as secretary at committee meetings to keep meeting minutes. A copy of the charter for the Compensation Committee is posted on the Company’s internet site, www.internationalabsorbents.com, under the main menu item named “Governance.” The Compensation Committee held three meetings during fiscal year 2007.
Corporate Governance Committee
The Corporate Governance Committee is currently composed of Lionel G. Dodd, Chairman, Michael P. Bentley and John J. Sutherland. The primary purposes of the Corporate Governance Committee are to develop and recommend to the Board a set of Guidelines; to identify individuals qualified to become Board members and to recommend that the Board nominate the identified director nominees for election; and to review the qualifications of directors eligible to become members of the different committees of the Board and recommend to the Board the appointment of members to the different committees of the Board. The Corporate Governance Committee held two meetings in fiscal year 2007. At a meeting held on February 5, 2007, as recommended by the Corporate Governance Committee, the Board of Directors nominated the directors for election at the Meeting and the Board also concluded that each of the members of the Corporate Governance Committee is an “independent director” under applicable AMEX rules. On March 30, 2004, the Committee adopted the Corporate Governance Guidelines, which also serve as the charter for the Corporate Governance Committee, and are available on the Company’s website as described above.
Director Nomination Process
The Corporate Governance Committee selects and recommends nominees for election to the Board consistent with the Guidelines. Formal nominations based on recommendations made by the Corporate Governance Committee are approved by the Board and pursuant to the Company’s Articles. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.

The Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its recommendations, the Corporate Governance Committee considers such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. The Corporate Governance Committee identifies and evaluates nominees in light of the potential nominees’ skills and characteristics and the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. To be considered, a candidate must have a track record in business, experience at the policy-making level, special expertise in an area that is relevant to the Company’s business or its management, the ability and willingness to devote the time required to Board service, and qualifications that support development and implementation of the Company’s strategy. Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the Corporate Governance Committee also considers such other factors as it may deem are in the best interests of the Company and its shareholders. The Corporate Governance Committee does, however, believe it appropriate for at least one, and preferably more than one, member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules.
The Corporate Governance Committee intends to evaluate shareholders’ nominees in the same manner that it evaluates all other potential nominees and intends to retain a list of all potential nominees for future reconsideration. The Corporate Governance Committee will consider in good faith director candidates who meet the qualifications described above and whom shareholders recommend. To be considered for nomination by the Corporate Governance Committee at the next annual meeting of shareholders, the committee’s Chairman must receive shareholder recommendations at least 120 calendar days before the anniversary date of the Company’s proxy statement for the previous year’s annual meeting. To recommend a candidate, a shareholder should send the candidate’s name, age, credentials (including principal occupation and employment), contact information and the candidate’s consent to be considered to the Chairman of the Corporate Governance Committee in care of the Company at its principal executive office address. The shareholder should also provide the shareholder’s contact information, describe the shareholder’s relationship with the candidate, and include a statement as to the number of Common Shares owned by the shareholder and the length of time such Common Shares have been owned.
The Company did not receive any recommendations from shareholders for director candidates for the Meeting.
Strategic Alternatives Special Committee
The Company currently maintains one Special Committee, its Strategic Alternatives Special Committee. The role of this committee is to review and analyze the issues pertaining to potential strategic alternatives for the Company. The Special Committee’s mandate is to recommend a course of action to the Board of Directors that is in the best interest of the Company and its shareholders, based on a thorough review by the Special Committee of all relevant facts, precedent, legal issues, financial considerations and competing interest when reviewing certain business matters that require independent review. The current members of the Strategic Alternatives Special Committee are Michael P. Bentley, Chairman, Lionel G. Dodd, John J. Sutherland, and Daniel J. Whittle.
Code of Ethics
As part of its corporate governance practices, the Company maintains a Code of Ethics that is applicable to all employees, including Executive Officers and the Board of Directors. Ethics training is provided to new employees when they are hired and to existing employees periodically. Either the Chief Financial Officer or chairman of the Audit Committee receives reports of ethical issues including complaints through the Company’s confidential ethics hotline, and advises the Audit Committee with respect to ethics-related queries. Summary reports of all inquiries are given to the Audit Committee by the Chief Financial Officer. The Audit Committee must evaluate actual or potential waivers of conflict-of-interest of directors and make recommendations to the Board concerning any action to be taken. The Corporate Governance Committee completed its annual review of the Code of Ethics on January 18, 2007.
Shareholder Communications with the Board of Directors
The Company does not have a formal procedure for shareholder communications with the Board. In general, members of the Board and Executive Officers are accessible by email at info@absorbent.com or by regular mail at the Company’s corporate office. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Corporate Secretary by email or regular mail. Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly to the Company’s business, or communications that relate to improper or irrelevant topics.
Executive Officers of the Company
Executive Officers are appointed by, and serve at the pleasure of, the Board of Directors. Information about Gordon L. Ellis, who serves as a director and an Executive Officer, is provided above in this Proxy Statement under the heading “Proposal One – Election of Directors.” In addition, certain information about David H. Thompson, Douglas E. Ellis and Shawn M. Dooley, Executive Officers of the Company and Absorption, is set forth below:
David H. Thompson, 46, has been an employee of Absorption since April 1993, and has been Chief Financial Officer of the Company since March 1998 and the secretary of the Company since March 2003. Mr. Thompson holds a Bachelor’s degree in Finance and International Business from the University of Washington.
Douglas E. Ellis, 55, served as a director of the Company from July 1998 until June 2004. Mr. D. Ellis became Chief Operating Officer of the Company on August 26, 2004. He became an employee of Absorption on February 1, 2003 and had been providing management services to the Company through Current Systems, a proprietorship owned by Mr. D. Ellis, since April 1986. He has served as president of Absorption since March 1999. Prior to joining Absorption and managing the building of its Bellingham facility, Mr. D. Ellis spent many years in the heavy construction industry as a project engineer for pulp and paper mills and related projects. Mr. D. Ellis is the brother of Gordon L. Ellis, who is a director of Absorption and the Company, as well as its Chairman, President and Chief Executive Officer. Mr. D. Ellis holds a Diploma in Structural Engineering.
Shawn M. Dooley, 47, served as a director of the Company from July 1998 until June 2003. Mr. Dooley has been associated with Absorption since 1991 and has been the Company’s Vice President of Sales and Marketing since 1998. Prior to joining Absorption, Mr. Dooley spent nine years at Purina Mills, Inc. Mr. Dooley holds Bachelor of Science degrees in Agricultural Education and Agricultural Resource Economics.
Except as described above, there are no family relationships among the Company’s directors and officers.
INFORMATION REGARDING COMPENSATION OF OUR OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
General Philosophy and Objectives
The Compensation Committee of the Board is responsible for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy and objectives. Compensation for our Executive Officers is derived from a mix of base salary, performance bonuses, equity compensation and other benefits.
On an annual basis, the Board establishes and updates several long-term strategies for the Company that are designed to increase shareholder value and protect and grow the Company by setting a range of long-term financial and non-financial performance goals for the Company, including increasing revenues, increasing gross profit, improving return on invested capital, diversifying the Company’s product lines, market channels and production methods and improving the Company’s manufacturing plants to increase production rates and efficiencies. As part of this process, the Board has also developed a range of short-term milestones that the Board believes must be achieved in order to implement and fulfill the Company’s overall business strategy and ultimately improve shareholder value. It is critical that the Company’s compensation programs are effective in attracting, motivating and retaining highly talented individuals who are able to assist the Company in implementing these strategies and achieving its goals.
As a result, our executive compensation structure is designed to:
•	align executive compensation with an Executive Officer’s individual performance by rewarding Executive Officers appropriately for their contributions to the Company’s growth, profitability and other goals;

•	align the interests of Executive Officers with the long-term interests of shareholders through a mix of long- and short-term incentives, which involve downside risk as well as upside potential; and

•	attract and retain executives who can significantly contribute to the Company’s success in a competitive industry.

The principles underlying our executive compensation structure include basing compensation on the level of job responsibility, individual performance and company performance; ensuring that our compensation is competitive in our industry; designing our compensation programs to reward performance; fostering a long-term focus for success in the Company’s industry; developing compensation programs that are easily comprehensible; and providing a compensation scheme that takes a company-wide approach and does not disproportionately reward the Executive Officers.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes compensation decisions as to the Executive Officers and approves recommendations regarding equity awards to all of the Company’s employees, including the non-executive employees. The Compensation Committee then makes recommendations to the Board for final approval. Decisions regarding the non-equity compensation for non-executive employees are made by the respective Executive Officer who supervises such employees.
The Chief Executive Officer annually reviews the performance of each Executive Officer (other than Chief Executive Officer, whose performance is reviewed by the Compensation Committee). The Chief Executive Officer’s recommendations based on these reviews, including with respect to base salary adjustments and annual equity award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to Executive Officers.
Determination of Targeted Overall Compensation
To assist us in establishing “targeted overall compensation” for our Executive Officers, which is the aggregate level of compensation that we will pay if performance goals are fully met, the Company’s policy is to obtain industry information from a variety of sources in order to compare the potential aggregate compensation of our Executive Officers with other companies in our industry. The Compensation Committee believes that this policy of using industry information to set aggregate compensation levels for its Executive Officers helps ensure that the Company remains competitive in the labor market and is able to attract and retain qualified employees. The Compensation Committee uses this information as a starting point to set compensation levels for our Executive Officers. Other elements that are considered by the Compensation Committee in determining appropriate compensation are the position, responsibilities and performance of the Executive Officer, performance of the Executive Officer’s staff, compensation relative to other employees, and the performance of the Company.
In furtherance of this policy, in September 2003, the Compensation Committee obtained studies from several statistical companies to find the most appropriate sources in determining whether the total compensation paid to our Executive Officers was at an appropriate level. Those sources included Milliman, Inc. (“Milliman”); Washington Employers, Inc. (“WE”); United States and Washington State government labor statistics; Western Compensation and Benefits Consultants, an executive recruiter; the Wall Street Journal internet wage calculator; and various SEC filings for a peer group of publicly-traded manufacturing companies. The data from those sources was gathered and reviewed, and then considered individually for relevance.
After reviewing these various surveys and reports, in December 2003, the Compensation Committee determined that the Milliman “Northwest Executive Compensation Survey” and the WE were the most relevant comparison to our Executive Officers given our location, size, revenues and job classifications; in addition we found the information provided was consistent year after year. In particular, most of our Executive Officers are located in Washington State, and the Milliman survey is based on information derived from proxies, annual reports and survey information for public and private industrial companies in Washington, Oregon and Idaho, while WE gathers data through questionnaires and online surveys for industrial companies within Washington State. The Compensation Committee uses these surveys on an annual basis in setting compensation for our Executive Officers, and also periodically reviews other resources to ensure that these remain the best sources of information for the Compensation Committee.
When comparing data concerning particular positions to the positions held by our individual Executive Officers, special consideration is given as to the structure and relative responsibilities of our Executive Officers. Currently, our only four executive positions are Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Vice President of Sales and Marketing. While traditionally the chief executive officer position is the highest compensated executive, our Chief Executive Officer contracts for a half full-time position, thereby making comparisons to traditional chief executive officer responsibilities complex.
For the fiscal year ended January 31, 2007, the Compensation Committee has reviewed the aggregate amounts and cumulative mix of all of the components of the compensation of our Executive Officers, including base salary, short-term incentives (cash bonuses), long-term incentives (equity compensation), the value to the Executive Officer and the cost to the Company of personal benefits, including perquisites, and the projected payout obligations under potential severance and change in control scenarios. As described in more detail below, based on the information reviewed by it, the Compensation Committee believes that the targeted overall compensation for our Executive Officers is within the appropriate range to provide our Executive Officers with the incentives necessary to achieve the short-term milestones set by the Company and to encourage the Executive Officers to focus on and help fulfill the Company’s long-term strategies and plans. In addition, the Compensation Committee believes that these compensation packages enable the Company to remain competitive in our industry and in our geographic region.
Elements of Executive Compensation
For the fiscal year ended January 31, 2007, the principal components of compensation for our Executive Officers were:
•	Base salaries;

•	Short-term incentives (cash bonuses);

•	Long-term incentives (equity compensation); and

•	Other employee benefits, including perquisites.
Base Salaries
The Company’s policy with respect to base salaries is to compensate Executive Officers for services rendered during the fiscal year. Unlike the Company’s cash bonuses and equity compensation programs, which are designed to reward Executive Officers for their individual performance and the Company’s results, and are tied to various short-term and long-term goals and milestones, the purpose of base salary is to provide Executive Officers with a baseline level of earnings that is competitive for similarly situated employees.
In accordance with this policy, base salaries for Executive Officers are determined by the Compensation Committee by reviewing comparable positions with similar companies in the same job markets and surveys that are publicly available, as well as surveys that have been commissioned by the Compensation Committee, including the Milliman and WE surveys discussed above. The Compensation Committee also gives additional consideration to experience, performance and knowledge. The Company’s policy is to pay a competitive base salary near the midpoint of the appropriate range for such positions. In addition, increases are considered annually based upon merit as well as consideration of changes reflected in comparison survey information.
In February of each year, it is the responsibility of the Chief Executive Officer to propose to the Compensation Committee for approval the salaries for the other Executive Officers for the next fiscal year. To determine the base salaries for fiscal year 2007, Mr. Ellis gathered information from the Milliman and WE surveys in February 2006 and analyzed the comparative data presented in these surveys. Mr. Ellis then presented his recommendations to the Compensation Committee for approval.
For fiscal year 2007, the Chief Executive Officer recommended that the Chief Financial Officer, Chief Operating Officer and Vice President of Sales and Marketing receive a modest annual salary increase. His rationale for the modest increase was supported by data provided which suggested an increase of this level would align their salaries with the average median salary for similarly situated companies when comparing revenue, industry and number of employees in Washington State. The Compensation Committee reviewed this rationale and elected to grant a $4,000 increase in annual base salary for each of these three Executive Officers for fiscal year 2007.
Pursuant to the terms of his employment agreement with the Company, our Chief Executive Officer, who works half-time for the Company, receives a salary equal to 65% of the average of the base salaries of the Company’s two highest paid executives as measured each May, with the base salary adjustment for the Chief Executive Officer, if any, made each June. The rationale for this formula is that doubling 65% on a half-time position yields a 30% premium for a full-time position, which the Compensation Committee believes is an appropriate premium for the position of chief executive officer. For fiscal year 2007, the two highest paid Executive Officers were Douglas Ellis and Shawn Dooley. As a result of the increase in the base salaries of Douglas Ellis and Shawn Dooley, the Chief Executive Officer received a $2,600 increase in annual base salary for fiscal year 2007 as compared to the prior year.
Short-Term Incentives – Cash Bonuses
The Company’s policy with respect to its cash bonus program is to reward Executive Officers for the achievement of certain predetermined short-term performance objectives. The objective of this element of compensation is to give the Compensation Committee the ability to design short-term cash compensation programs to promote and reward excellent individual performance and the achievement of corporate goals by the Executive Officers.

Each Executive Officer may earn two different types of cash bonuses: one type of cash bonus may be earned based on the achievement of certain shared financial objectives (the “Shared Bonus”) and the type of other cash bonus may be earned based on the achievement of certain individual bonus objectives (the “Individual Bonus” and, together with the Shared Bonus, the “Annual Bonus”). The target amount Annual Bonus is set at an amount equal to a percentage of the Executive Officer’s base salary. The following table sets forth the target bonus percentages for each Executive Officer for fiscal year 2007:

		Shared Bonus Target	Individual Bonus Target
	Annual Bonus Target	(Percentage of Annual	(Percentage of Annual
	(Percentage of Base Salary)	Bonus Target)	Bonus Target)

Chief Executive Officer	40%	75%	25%

Chief Financial Officer	25%	70%	30%

Chief Operating Officer	25%	65%	35%

Vice President Sales and Marketing	35%	75%	35%
In setting the aggregate Annual Bonus for each Executive Officer, the Compensation Committee’s policy is to establish the target at an amount such that if the objectives are achieved and the full target Annual Bonus is awarded, then each Executive Officer will receive aggregate cash compensation (when adding base salary with the Annual Bonus) that falls in the median of industry standards for peer executives at similarly situated companies. Moreover, in determining the specific percentage for each Executive Officer, the Compensation Committee will also take into consideration the overall labor market for qualified executives in the manufacturing and distribution industries and the overall economic conditions both in the manufacturing industry and the country as a whole, as well as historical cash and equity compensation levels for that individual Executive Officer.
As was the case for fiscal year 2007, the Compensation Committee typically allocates a greater portion of the potential Annual Bonus to the Shared Bonus component. Because the Shared Bonus objectives are most often tied to the overall performance of the Company, these objectives are weighed more heavily by the Compensation Committee in determining cash bonuses for the Executive Officers. This practice reflects the Company’s policy of tying executive compensation to the performance of the Company and aligning it with the interest of the shareholders. Moreover, in some instances, the sum of the Shared Bonus and Individual Bonus may be greater than 100% if the Compensation Committee makes a determination to place additional emphasis on a specific short-term individual objective, the achievement of which may result in an aggregate bonus in excess of the initial Annual Bonus target.
In order to determine the Shared Bonus objectives for a fiscal year, the Compensation Committee will assign certain growth opportunities and financial objectives to be achieved during such fiscal year by the Company and by the Executive Officers as a group. Since 2004, the Shared Bonus objectives have been tied to increases in sales revenues and increases in EBTDS (Earnings before taxes, depreciation and stock based compensation). The details of these financial objectives were originally developed for fiscal year 2004 and have been reconsidered and adopted by the Compensation Committee for each subsequent fiscal year. Specifically, the Compensation Committee has developed a mathematical formula whereby the percentage increases in sales revenues and the percentage increases in EBTDS from the prior fiscal year as compared to the most recently completed fiscal year are put into the formula to determine the percentage of each Executive Officer’s shared bonus that will be awarded. The formula has been unchanged since 2004 and it gives greater weight to EBTDS growth as compared to sales revenue growth.
Individual Bonus objectives for each Executive Officer are set by the Compensation Committee based on such Executive Officer’s role in the Company’s business plan for a particular year, and how each Executive Officer can contribute specifically to the Company’s overall business plan. Objectives are specifically set annually for each Executive Officer by defining attainable performance to be achieved by such Executive Officer in the relevant year. The Compensation Committee will then analyze the individual performance of each Executive Officer, including the achievement of identified goals by the Executive Officer or his or her functional group for near-term development needs in relation to the strategic plan and budget. In addition, if over the course of a fiscal year more significant strategic responsibility falls on an individual than initially expected, the Compensation Committee may exercise its discretion to increase the Individual Bonus for that Executive Officer.

The Company’s financial performance during fiscal year 2007 was exceptional, with a 16% increase in sales revenues as well as exceeding a 60% increase in operational EBTDS. As a result, based on the formula described above, these increases resulted in an award of a Shared Bonus that was approximately 142% of the initial target for each Executive Officer. Specifically, the Compensation Committee awarded an aggregate Shared Bonus amount of $164,755 to the Executive Officers for their achievement of the Shared Bonus objectives, or $40,652 for the Chief Executive Officer, $35,860 for the Chief Financial Officer, $34,454 for the Chief Operating Officer and $53,789 for the Vice President of Sales and Marketing.
For fiscal year 2007, the Individual Bonus objectives were based upon achievement of specific short-term objectives within each Executive Officer’s respective area of responsibility. The Chief Executive Officer, Mr. G. Ellis, was given the objectives of providing general executive leadership, implementing the Company’s strategic plan and developing enterprise risk management for the Company; the Chief Financial Officer, Mr. Thompson, was given the objective of establishing a new reporting infrastructure for financial information to improve overall reporting; the Chief Operating Officer, Mr. D. Ellis, was given the objective of increasing production efficiencies and achieving safety objectives in all facilities; and the Vice President of Sales and Marketing, Mr. Dooley, was given the objective of achieving significant growth in sales while maintaining margins and specifically, increasing growth in new channels.
After reviewing the non-financial performance by the Company in these areas for the fiscal year ended January 31, 2007, the Compensation Committee determined that the Individual Bonus objectives for fiscal year 2007 had been achieved in part by each of the Executive Officers and therefore an aggregate cash bonus amount of $27,256 was accrued to the Executive Officers for their achievement of the Individual Bonus objectives, or $6,666 for the Chief Executive Officer, $5,580 for the Chief Financial Officer, $7,450 for the Chief Operating Officer and $7,560 for the Vice President of Sales and Marketing.
Long-Term Incentives – Equity Compensation
The Company currently maintains a 2003 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by giving eligible participants, including Executive Officers, an opportunity to receive capital stock of the Company, thereby (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. These awards, which may include stock options and stock grants, are subject to vesting.
Since the adoption of the Plan, it has been the Company’s standard practice to grant stock options to its Executive Officers and management personnel rather than make stock grants. Historically, the Chief Executive Officer has recommended the granting of stock options for a number of reasons, including aligning the interests of the Executive Officers to those of the shareholders in that stock options may have little or no value in the event of poor performance by the Company, and for tax reasons.
Each year, the Chief Executive Officer presents the Compensation Committee with a recommendation for each other Executive Officer regarding the type of equity grant under the Plan and the suggested number of shares. In determining the number of stock options to award to each other Executive Officer, the Chief Executive Officer evaluates market data regarding stock ownership by executives at similar companies and prior equity grants to each Executive Officer; provided, however, that the Chief Executive Officer does not currently give these prior option grants much weight in his analysis because none of these options are currently vested and their vesting is based in part on factors outside of the Executive Officer’s control, including the overall economy and the performance of the stock market as a whole. The Compensation Committee then considers the recommendation presented by the Chief Executive Officer and thereafter makes a determination for all of the Executive Officers, including the Chief Executive Officer, of the type of grant and number of underlying shares of stock, and vesting and other terms.
The Compensation Committee then makes its recommendations regarding equity grants to the Board of Directors at a board meeting typically held in late March or early April. If approved by the Board of Directors, it has been the Company’s policy to grant the options effective as of the date which is three full trading days subsequent to the release of the results of the Company’s fiscal year end financial statements. This practice is intended to avoid the possibility that the Company could grant options before the release of material, non-public information which is likely to result in an increase in the Company’s share price, or delay option grants until after the release of material, non-public information that is likely to result in a decrease in the share price. The Compensation Committee, along with the Board of Directors, believes that the fluctuation of the market share price of the Common Shares tends to stabilize following three full days of trading subsequent to the release of the results of any yearly period, and provides a sufficient amount of time for dissemination of the news. It is also the Company’s policy to set the exercise price per share equal to the closing price of the Company’s common stock on AMEX on the grant date. The Company has never granted options with an exercise price that is less than the closing price of the Common Shares on the grant date, nor has it granted options which are priced on a date other than the grant date.

During fiscal year 2007, the Compensation Committee decided to award stock options to the Executive Officers. The Chief Executive Officer provided data to the Compensation Committee showing that for similarly situated companies (with respect to size, location and industry), an award of 1.5% of outstanding stock to the Executive Officers as a group would be appropriate in light of this market information and the existing stock options previously granted to the Executive Officers. As a result, the Compensation Committee recommended to the Board and the Board approved the grant of 100,000 stock options in aggregate to the four Executive Officers as of April 12, 2006, with each Executive Officer receiving an option to purchase 25,000 shares. These options vest over a five-year term as follows:

	Incremental Percentage of Option that	Total Percentage of Option that May
	May Vest During Period	Have Vested if All Targets Are Met
Date	(Annual Vesting)	(Cumulative Vesting)

March 30, 2007	0%	0%
March 30, 2008	10-35%	35%
March 30, 2009	10-35%	70%
March 30, 2010	10-35%	100%
March 30, 2011	Difference between 100% and percentage vested to date (such that option is vested in full after five years)	100%
The percentage that may vest in the second, third and fourth years is determined by a formula that is based on the Company’s weighted average return on invested capital (“ROIC”) since the beginning of fiscal year 2007. Specifically, for the options granted in fiscal year 2007, if the Company’s weighted average ROIC is 7.5% or less, then 10% of the options will vest, and if the weighted average ROIC performance is 20% or better, then 35% of the options will vest. For each 2.5% increase in weighted average ROIC beyond 7.5%, an additional 5% of the options vest up to the maximum of 35% as noted above. Any portion of the options that is unvested as of end of the fifth year will then vest in full regardless of Company performance.
For options granted to the Executive Officers in fiscal years 2005 and 2006, the vesting depended upon both the weighted average ROIC performance and the relative performance of the price of the Common Shares relative to the S&P 600 Small Cap Index as described in more detail below under “Outstanding Equity Awards at Fiscal Year End.” The Compensation Committee considered the cumulative performance of the price of the Common Shares relative to the S&P 600 Small Cap Index as well as ROIC to the end of the fiscal year ended January 31, 2007. As a result of this analysis, the Compensation Committee determined that no portion of the options previously granted to the Executive Officers on April 7, 2004 and April 27, 2005, respectively, should vest.
Other Employee Benefits
Retirement Savings and 401(k) Plan
Until December 31, 2005, the Company provided a Retirement Savings Plan (100-employee limitation) for all Executive Officers and non-executive employees who were U.S. residents based upon a Simple IRA plan established in accordance with the Code. At the option of the employee, the Company matched 2% of maximum earnings up to $210,000 annually, or $4,200 maximum per year, for each eligible Executive Officer or eligible employee. All contributions were made to an individual retirement account or individual retirement annuity set up for each employee maintained on a calendar-year basis.
As of January 1, 2006, the Company was no longer eligible to provide a Simple IRA plan as the Company had grown to exceed the 100-employee maximum. As an equivalent to the retirement benefit, effective April 1, 2006, the Company implemented a 401(k) Plan called the “Absorption Corp 401(k) Plan.” The Company makes a matching contribution on behalf of each eligible participant, including all Executive Officers other than Mr. G. Ellis and Mr. D. Ellis (who are not U.S. residents and thus ineligible to participate), and all non-executive employees who are U.S. residents. The matching contribution is equal to 100% of what an employee contributes up to 3% of such employee’s salary, plus 50% of what the employee contributes up to the next 2% of such employee’s salary. All contributions are 100% vested when made.

Perquisites and Other Personal Benefits
The Company provides the Executive Officers with various retirement and savings programs, health and welfare programs, and employee benefit plans, programs and arrangements generally available to all employees. Other than as described below with respect to Mr. D. Ellis, the Company does not provide Executive Officers with other benefit programs or perquisites.
As a non-U.S. resident, Mr. D. Ellis is not eligible to participate in the Company’s benefit plans, including, as noted above, the Company’s 401(k) plan. Therefore, the Company pays Mr. D. Ellis a cash payment equal to the amount that the Company would otherwise be required to pay for Mr. D. Ellis’ benefits and in lieu of 401(k) matching benefits.
Compensation on Termination of Employment or Change in Control
The Company considers the maintenance of a sound management team to be essential to protecting and enhancing the best interests of the Company and its shareholders. To that end, the Company recognizes that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. The Company has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company’s management to their duties without the distraction that may arise from the possibility of a change in control. In addition, it is standard in the Company’s industry for employers to offer their executives severance arrangements upon termination without cause. Accordingly, the Company has entered into employment agreements with the Executive Officers that include the change-in-control and severance payments and benefits described below in the section captioned “Potential Payments upon Termination of Employment or Change in Control.”
Policy Regarding Deductibility Limit on Executive Compensation
Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers, unless the plan and awards under which any portion of the compensation is paid meet specified requirements. Although the Company believes its incentive equity plans may comply with the provisions of Section 162(m), because the salaries paid to the Executive Officers are substantially less than the $1 million cap, it has been the Company’s policy to not take any affirmative actions to ensure compliance with these provisions.
Summary Compensation Table
The following table provides information concerning total compensation earned or paid to the Company’s Chief Executive Officer, the Chief Financial Officer and the Company’s two other Executive Officers (the “Named Executive Officers”) for services rendered to the Company and/or its subsidiary during the last fiscal year.

					Non-Equity
				Option	Incentive Plan	All Other
Name and	Fiscal			Awards	Compensation	Compen-
Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	($ )(3)	sation ($)	Total ($)

Gordon L. Ellis Chairman, President and Chief Executive Officer	2007	$94,358(1)	$0	$54,774	$47,317	$0	$196,449

David H. Thompson Chief Financial Officer, Secretary	2007	$144,000	$0	$54,774	$41,440	$0	$240,214

Douglas E. Ellis Chief Operating Officer and President of Absorption	2007	$149,000	$0	$54,774	$41,904	$9,292 (4)	$254,970

Shawn M. Dooley Vice President-Sales and Marketing of Absorption	2007	$144,000	$0	$54,774	$61,349	$0	$260,123

(1)	The compensation earned by Mr. G. Ellis in his role as Chief Executive Officers is paid to Gordann, an entity owned and controlled by Mr. G. Ellis.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123R, of awards pursuant to the Company’s 2003 Omnibus Incentive Plan and thus include amounts from awards granted prior to fiscal year 2007. Assumptions used in the calculation of these amounts are included in Note 2 (Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended January 31, 2007, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2007.

(3)	Refers to cash incentive bonuses earned upon the achievement of certain performance objectives as described above in “Compensation Discussions and Analysis.”

(4)	Mr. D. Ellis is not eligible to participate in the Company’s benefit plans and receives cash in lieu of benefits paid to U.S. resident employees and the other Executive Officers. Payments made or accrued include matching benefits under the Company’s 401(k) Plan in the amount of $5,493, Medicare of $2,323, life insurance premiums of $364 and reimbursement of Health Insurance BC of $1,112.
Grants of Plan-Based Awards
The following table provides information with respect to grants of plan-based awards made during fiscal year 2007 to the Executive Officers. The options were granted under the Company’s 2003 Omnibus Incentive Plan, have an exercise price equal the closing price of the Company’s common stock on AMEX on the grant date and vest as set forth below.

U.S. Dollars

						All Other	Exercise	Grant Date
						Option	or Base	Fair Value
		Date of	Estimated Future Payouts Under Non-			Awards:	Price of	of Stock
		Authorization	Equity Incentive Plan Awards			# of Securities	Option	and Option
	Date of	by the Board	Threshold	Target	Maximum	Underlying	Awards	Awards
Name	Grant (1)	of Directors	($)	($) (2)	($)	Options (#) (3)	($/Share)	($) (4)
Gordon L. Ellis	April 12, 2006	April 3, 2006	$0	$37,743	$0	25,000	$3.20	$71,661
David H. Thompson	April 12, 2006	April 3, 2006	$0	$36,000	$0	25,000	$3.20	$71,661
Douglas E. Ellis	April 12, 2006	April 3, 2006	$0	$37,250	$0	25,000	$3.20	$71,661
Shawn M. Dooley	April 12, 2006	April 3, 2006	$0	$50,400	$0	25,000	$3.20	$71,661

(1)	As described above under “Compensation Discussion and Analysis,” it is the Company’s policy to grant stock options effective as of the date which is three full trading days subsequent to the release of the results of the Company’s fiscal year end financial statements.

(2)	As described above under “Compensation Discussion and Analysis,” for fiscal year 2007 the Compensation Committee exercised its discretion to award cash incentive bonuses in excess of the targets initially set by the Compensation Committee.

(3)	The vesting schedule for these options is described above under “Compensation Discussion and Analysis.”

(4)	The hypothetical value of the options as of their date of grant is equal to the fair value of the options on the grant date used to determine the compensation expense under SFAS 123(R) associated with the grant in the Company’s financial statements and has been calculated using the Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 2 (Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended January 31, 2007, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2007. It should be noted that this model is only one of the methods available for valuing options, and the Company’s use of the model should not be interpreted as a prediction as to the actual value that may be realized on the options. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.
Description of Executive Employment Agreements
On October 1, 1998, the Company entered into an employment agreement with Gordon L. Ellis. The initial term of the agreement was for five years, and thereafter automatically renews for additional two-year terms, with the current term expiring September 30, 2008, unless either party gives notice of termination within 90 days prior to the expiration of the then-current term. The agreement is also subject to earlier termination. Pursuant to the agreement, effective June 1, 2000, the Company pays 65% of the average base salary of the two highest paid Executive Officers of the Company per month to Gordann, a company controlled by Mr. G. Ellis. In addition, the agreement provides that the Board shall determine on an annual basis an appropriate incentive bonus for Mr. G. Ellis based on how much time and effort he has contributed to the Company and the success of the Company over the past year, all in accordance with the Company’s compensation policies as described above. Moreover, under the employment agreement, Mr. G. Ellis is entitled to participate in the Company’s benefit plans and the 2003 Omnibus Incentive Plan. The agreement further states that in any one year, Mr. G. Ellis will be able to exercise his vested options at which time he will be eligible for immediate reissue of an equal number of new options.
On February 1, 2002, Absorption entered into an employment agreement with David H. Thompson. The initial term of the agreement was for three years, and automatically extends for additional one-year periods at the end of each one-year period, such that the term of the agreement is always for three years, with the current term expiring September 30, 2009, unless either party gives notice of termination within 90 days prior to the expiration of each one-year period during the term. The agreement is also subject to earlier termination. Pursuant to the agreement, Mr. Thompson’s base salary was initially set at $120,000. This base salary has been increased annually based on the criteria discussed above under “Compensation Discussion and Analysis.” The agreement also provides that the Board shall set and determine each year how bonuses will be awarded to Mr. Thompson based on target criteria to be agreed to by Mr. Thompson and the Company at the beginning of each fiscal year in accordance with the Company’s compensation policies as described above. Moreover, under the employment agreement, Mr. Thompson is entitled to participate in the Company’s benefit plans and the 2003 Omnibus Incentive Plan.

On August 26, 2004, Absorption entered into an employment agreement with Douglas E. Ellis. The initial term of the agreement expired on October 20, 2005; however, the term of the agreement has been extended through October 20, 2008, which is the current expiration date of Mr. D. Ellis’ work visa (Mr. D. Ellis is a resident of Canada). In addition, the agreement further provides that once Mr. D. Ellis reaches the age of 60, the term of the agreement will be reduced to a term of one year, with automatic renewals thereafter on an annual basis for additional one-year terms unless either party gives notice of termination within 90 days prior to the expiration of the then-current term. Pursuant to the agreement, Mr. D. Ellis’ base salary was initially set at $134,550. This base salary has been increased annually based on the criteria discussed above under “Compensation Discussion and Analysis.” The agreement also provides that the Board shall set and determine each year how bonuses will be awarded to Mr. D. Ellis based on target criteria to be agreed to by Mr. D. Ellis and the Company at the beginning of each fiscal year in accordance with the Company’s compensation policies as described above. Moreover, under the employment agreement, Mr. D. Ellis is entitled to participate in the Company’s benefit plans (on a cash equivalent basis given his status as a Canadian resident) and the 2003 Omnibus Incentive Plan.
On December 18, 2003, Absorption entered into an employment agreement with Shawn M. Dooley. The agreement provides that once Mr. Dooley reaches the age of 60, the term of the agreement will be renewable each year automatically unless either party gives notice of termination within 90 days prior to the expiration of the then-current term. Pursuant to the agreement, Mr. Dooley’s base salary was initially set at $120,000. This base salary has been increased annually based on the criteria discussed above under “Compensation Discussion and Analysis.” The agreement also provides that the Board shall set and determine each year how bonuses will be awarded to Mr. Dooley based on target criteria to be agreed to by Mr. Dooley and the Company at the beginning of each fiscal year in accordance with the Company’s compensation policies as described above. Moreover, under the employment agreement, Mr. Dooley is entitled to participate in the Company’s benefit plans and the 2003 Omnibus Incentive Plan.
See the section below titled “Potential Payments Upon Termination or Change-in-Control” for additional information concerning the employment agreements with our Executive Officers. In addition, for each of the Executive Officers, a description of the general criteria used by the Compensation Committee in determining the stock option grants made to such Executive Officers and additional detail regarding the amount of salary and bonus paid to each Executive Officer is included above under “Compensation Discussion and Analysis.”
Outstanding Equity Awards at Fiscal Year End
The following table provides information with respect to outstanding stock options held by the Executive Officers as of the end of fiscal year 2007.
U.S. Dollars

		Number of Securities
	Number of Securities	Underlying Unexercised		Option Awards
	Underlying Unexercised	Options (#)		Option Exercise Price	Option Expiration
Name	Options (#) Exercisable	Unexercisable		($)	Date
Gordon L. Ellis	—	25,000	(1)	$3.20	April 3, 2013
	—	25,000	(2)	$4.60	March 30, 2012
	—	25,000	(3)	$4.70	March 30, 2011
David H. Thompson	—	25,000	(1)	$3.20	April 3, 2013
	—	25,000	(2)	$4.60	March 30, 2012
	—	25,000	(3)	$4.70	March 30, 2011
Douglas E. Ellis	—	25,000	(1)	$3.20	April 3, 2013
	—	25,000	(2)	$4.60	March 30, 2012
	—	25,000	(3)	$4.70	March 30, 2011

		Number of Securities
	Number of Securities	Underlying Unexercised	Option Awards
	Underlying Unexercised	Options (#)	Option Exercise Price	Option Expiration
Name	Options (#) Exercisable	Unexercisable	($)	Date
Shawn M. Dooley	—	25,000 (1)	$3.20	April 3, 2013
	—	25,000 (2)	$4.60	March 30, 2012
	—	25,000 (3)	$4.70	March 30, 2011

(1)	These stock options were granted effective as of April 12, 2006 and vest according to the vesting schedule described above in Compensation Discussion and Analysis.

(2)	These stock options were granted effective as of April 27, 2005 and vest according to the following vesting schedule:

	Incremental Percentage of Option that	Total Percentage of Option that May
	May Vest During Period	Have Vested if All Targets Are Met
Date	(Annual Vesting)	(Cumulative Vesting)
March 30, 2006	0%	0%
March 30, 2007	0-40%	40%
March 30, 2008	0-40%	80%
March 30, 2009	0-40%	100%
March 30, 2010	Difference between 100% and percentage vested to date (such that option is vested in full after five years)	100%
The percentage that may vest in the second, third and fourth years is determined by a formula that is based on (i) the Company’s weighted average ROIC during the measurement period and (ii) a comparison of (x) the Company’s cumulative stock price performance during the measurement period to (y) the cumulative performance of the S&P 600 Small Cap Index during that period. Specifically, for the options granted in fiscal year 2006, if the Company’s weighted average ROIC is 7.5% or less during the measurement period, and if the performance of the Company’s stock price as compared to the S&P 600 Small Cap Index during the measurement period is in the 4th Quartile, then 0% of the options will vest. If the Company’s weighted average ROIC is 20% or better during the measurement period, and if the performance of the Company’s stock price as compared to the S&P 600 Small Cap Index during the measurement period is in the 1st Quartile, then 40% of the options will vest. Intermediate performance between these levels will result in a proportionate intermediate level of vesting. Any portion of the options that is unvested as of end of the fifth year will then vest in full regardless of Company performance.

(3)	These stock options were granted effective as of April 7, 2004 and vest according to the following vesting schedule:

	Incremental Percentage of Option that	Total Percentage of Option that May
	May Vest During Period	Have Vested if All Targets Are Met
Date	(Annual Vesting)	(Cumulative Vesting)
March 30, 2005	0%	0%
March 30, 2006	0-40%	40%
March 30, 2007	0-40%	80%
March 30, 2008	0-40%	100%
March 30, 2009	Difference between 100% and percentage vested to date (such that option is vested in full after five years)	100%

The percentage that may vest in the second, third and fourth years is determined by a formula that is based on (i) the Company’s weighted average ROIC during the measurement period and (ii) a comparison of (x) the Company’s cumulative stock price performance during the measurement period to (y) the cumulative performance of the S&P 600 Small Cap Index during that period. Specifically, for the options granted in fiscal year 2005, if the Company’s weighted average ROIC is 7.5% or less during the measurement period, and if the performance of the Company’s stock price as compared to the S&P 600 Small Cap Index during the measurement period is in the 4th Quartile, then 0% of the options will vest. If the Company’s weighted average ROIC is 20% or better during the measurement period, and if the performance of the Company’s stock price as compared to the S&P 600 Small Cap Index during the measurement period is in the 1st Quartile, then 40% of the options will vest. Intermediate performance between these levels will result in a proportionate intermediate level of vesting. Any portion of the options that is unvested as of end of the fifth year will then vest in full regardless of Company performance.
Option Exercises and Stock Vested
With respect to the Company’s Executive Officers the following stock options were exercised during fiscal year 2007.
U.S. Dollars

	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Name	(#)	($)

Gordon L. Ellis	Nil	Nil

Douglas E. Ellis	25,000	$24,500

Shawn M. Dooley	25,000	$24,500

David H. Thompson	16,000	$15,680

(1)	Based on the difference between the option exercise price and the closing market price of the Common Shares on the date of exercise.
Potential Payments upon Termination or Change-in-Control
The Company has entered into written agreements with each Executive Officer. Each individual agreement is the basis for determining post-termination payments and benefits upon the occurrence of termination for disability or death, termination for cause, termination without cause, resignation or a change in control.
Gordon L. Ellis – Chairman, Chief Executive Officer and President
Under the terms of his employment agreement with the Company, in the event that Mr. G. Ellis’ employment is terminated as a result of his disability (as defined in the employment agreement), Mr. G. Ellis shall be entitled to receive his current base salary for a period of three months after he is terminated or a total of nine months from the start of the disability, whichever is longer, as well as a payment of his annual cash incentive compensation prorated as of the date of termination. In the event that Mr. G. Ellis’ employment is terminated as a result of his death, his estate shall be entitled to receive an amount equal to Mr. G. Ellis’ base salary through the end of the month in which his death occurs as well as a payment of his annual cash incentive compensation prorated as of the date of termination. If Mr. G. Ellis is terminated without cause (as defined in the employment agreement) or upon his voluntary resignation, he shall be entitled to his then current base salary which has accrued through the date of termination and payment of his annual cash incentive compensation prorated as of the date of termination. If Mr. G. Ellis is terminated for cause (as defined in the employment agreement) he shall not be entitled to any compensation other than his current base salary which has accrued through the date of termination. In the event of a change in control, Mr. G. Ellis is entitled to receive all options, whether vested or unvested, and any additional incentive packages previously granted to him which have not vested immediately upon the change of control being completed. All such compensation shall be treated in the same manner for all Executive Officers of the Company, unless a particular Executive Officer’s employment agreement specifies different treatment.
Mr. G. Ellis has agreed not to directly or indirectly engage in competition with the Company in any phase of the Company’s business for two years following the date of his termination except in connection with a termination without cause.
The following table describes the potential payments upon termination or change in control of the Company for Mr. G. Ellis, the Company’s Chairman, Chief Executive Officer and President, assuming that the triggering event took place on January 31, 2007.

			Termination	Voluntary	Termination	Change in
Executive Benefits and	Disability	Death	Without Cause	Resignation	for Cause	Control
Payments Upon	Effective as of	Effective as of	Effective as of	Effective as of	Effective as of	Effective as of
Separation	1/31/2007	1/31/2007	1/31/2007	1/31/2007	1/31/2007	1/31/2007

Base Salary	$71,419 (1)	$0	$0	$0	$0	$0
Bonus	$47,317 (2)	$47,317 (2)	$47,317 (2)	$47,317 (2)	$0	$47,317 (2)
Stock Options	$0 (3)	$0 (3)	$0 (3)	$0 (3)	$0 (3)	$10,000 (4)
Health and Miscellaneous Benefits	$0	$0	$0	$0	$0	$0
Disability Income	$0	$0	$0	$0	$0	$0
Life Insurance Benefits	$0	$50,000 (5)	$0	$0	$0	$0
Accrued Vacation Pay	$0	$0	$0	$0	$0	$0
Other	$0	$0	$0	$0	$0	$0

(1)	Assumes disability and termination effective as of January 31, 2007 in which case base salary is paid for a period of nine months following the start of the disability.

(2)	Reflects accrued bonus for the fiscal year ended January 31, 2007.

(3)	The vesting of Mr. G. Ellis’ stock options shall not be accelerated upon this triggering event; provided, however, that Mr. G. Ellis may exercise the vested portion of the option (a) for a period of 12 months following termination for disability; (b) until the expiration of the option in accordance with its terms following termination as a result of death; and (c) for a period of three months following termination without cause or voluntary resignation. The option shall terminate in its entirety immediately upon termination for cause unless the Compensation Committee elects to waive expiration of the option, in which case Mr. G. Ellis may exercise the vested portion of the option for a period of three months following termination for cause. As of January 31, 2007, none of Mr. G. Ellis’ options had vested.

(4)	The vesting of Mr. G Ellis’ stock options shall be accelerated upon a change-in-control if Mr. G. Ellis will no longer be employed by the Company in a substantially comparable position unless the option is assumed by the successor corporation, such option is replaced by a comparable cash incentive program or the acceleration is subject to other limitations imposed by the Compensation Committee at the time of grant. This table assumes acceleration in full of the stock options granted to Mr. G. Ellis on April 7, 2004, April 27, 2005 and April 12, 2006 and is calculated based on the difference between the exercise prices for such options ($4.70, $4.60 and $3.20, respectively) and the closing price of the Company’s Common Shares on AMEX on January 31, 2007 of $3.60.

(5)	Reflects lump sum proceeds of a third-party life insurance policy for which the Company pays the premiums.
David H. Thompson – Chief Financial Officer
Pursuant to his employment agreement with Absorption, in the event that Mr. Thompson’s employment is terminated as a result of his disability (as defined in the employment agreement), Mr. Thompson shall be entitled to receive disability insurance benefits from a plan maintained by the Company, provided that if such benefits cease prior to the date that is 24 months following his termination for disability, then Mr. Thompson shall be entitled to receive his current base salary and bonus through the end of such 24-month period. In addition, the Company shall continue Mr. Thompson’s other benefits, including life, medical and dental, for a period of 24 months following termination for disability and all of Mr. Thompson’s options will continue until they expire or such shorter period of time required by applicable state and federal securities laws. In the event that Mr. Thompson’s employment is terminated as a result of his death, his estate shall be entitled to receive the payments owing under any life insurance policy which is part of the Company’s benefits; provided, however, that in the absence of such life insurance policy, then Mr. Thompson’s estate shall be entitled to receive payments equal to Mr. Thompson’s base salary for a period of 24 months following such termination. Following termination for death, all of Mr. Thompson’s options will continue until they expire or such shorter period of time required by applicable state and federal securities laws.
If Mr. Thompson is terminated for cause (as defined in the employment agreement) or upon his voluntary resignation, he shall not be entitled to any compensation other than his then-current base salary and benefits which have accrued through the date of termination; provided, however that upon his voluntary resignation he shall also be entitled to payment of his annual bonus prorated as of the date of termination. In the event that Mr. Thompson is terminated without cause (as defined in the employment agreement), then he shall be entitled to payment of his current base salary plus all benefits for a period of 24 months following such termination, plus an amount equal to two years of bonus. In the event of a change in control of the Company (as defined in the employment agreement), Mr. Thompson shall have the option to terminate the contract within 180 days after the completion of the change in control and receive payment of his current base salary plus all benefits for a period of 24 months following such termination, plus an amount equal to two years of bonus. In addition, upon such change in control, Mr. Thompson shall be entitled to receive all options and any additional incentive packages previously granted to him which have not vested immediately upon the change of control being completed, and all such compensation shall be treated in the same manner for all Executive Officers of the Company, unless a particular Executive Officer’s employment agreement specifies different treatment. Mr. Thompson has agreed to not directly or indirectly assist or encourage any person to be involved in any manner to invest or promote any business or activity of a similar nature, if Mr. Thompson has terminated the employment agreement due to disability (as defined in the employment agreement), resignation, or in connection with a change in control (as defined in the employment agreement), during any time in which Mr. Thompson is receiving severance payments or for a period of one year, whichever is longer.
The following table describes the potential payments upon termination or change in control of the Company for Mr. Thompson, the Company’s Chief Financial Officer, assuming that the triggering event took place on January 31, 2007.

					Termination		Voluntary	Termination	Change in
Executive Benefits and	Disability				Without Cause		Resignation	for Cause	Control
Payments Upon	Effective as of		Death Effective		Effective as of		Effective as of	Effective as of	Effective as of
Separation	1/31/2007		as of 1/31/2007		1/31/2007		1/31/2007	1/31/2007	1/31/2007
Base Salary	$0		$0		$288,000	(1)	$0	$0	$288,000	(2)
Bonus	$41,440	(3)	$41,440	(3)	$82,880	(4)	$41,440 (3)	$0	$82,880	(4)
Stock Options	$0	(5)	$0	(5)	$0	(5)	$0 (5)	$0 (5)	$10,000	(6)
Health and Miscellaneous Benefits	$16,480	(7)	$0		$18,097	(8)	$0	$0	$18,097	(8)
Disability Income	$72,000	(9)	$0		$0		$0	$0	$0
Life Insurance Benefits	$0		$300,000	(10)	$0		$0	$0	$0
Accrued Vacation Pay	$11,707		$11,707		$11,707		$11,707	$11,707	$11,707
Other	$0		$0		$0		$0	$0	$0

(1)	Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(2)	Assumes that Mr. Thompson elects to terminate his employment agreement on the effective date of the change in control. Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(3)	Reflects accrued bonus for the fiscal year ended January 31, 2007.

(4)	Reflects the aggregate amount of bonus (calculated based on the bonus paid for the prior fiscal year) that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(5)	The vesting of Mr. Thompson’s stock options shall not be accelerated upon this triggering event; provided, however, that Mr. Thompson may exercise the vested portion of the option (a) for a period of 12 months following termination for disability; (b) until the expiration of the option in accordance with its terms following termination as a result of death; and (c) for a period of three months following termination without cause or voluntary resignation. The option shall terminate in its entirety immediately upon termination for cause unless the Compensation Committee elects to waive expiration of the option, in which case Mr. Thompson may exercise the vested portion of the option for a period of three months following termination for cause. As of January 31, 2007, none of Mr. Thompson’s options had vested.

(6)	The vesting of Mr. Thompson’s stock options shall be accelerated upon a change-in-control if Mr. Thompson will no longer be employed by the Company in a substantially comparable position unless the option is assumed by the successor corporation, such option is replaced by a comparable cash incentive program or the acceleration is subject to other limitations imposed by the Compensation Committee at the time of grant. This table assumes acceleration in full of the stock options granted to Mr. Thompson on April 7, 2004, April 27, 2005 and April 12, 2006 and is calculated based on the difference between the exercise prices for such options ($4.70, $4.60 and $3.20, respectively) and the closing price of the Company’s Common Shares on AMEX on January 31, 2007 of $3.60.

(7)	Includes twenty four months of life insurance premiums of $1,042; medical and dental of $15,438.

(8)	Includes twenty four months of life insurance premiums of $1,042; medical and dental of $15,438; short and long term disability of $1,618.

(9)	Reflects the annual amount of proceeds of a third-party disability insurance policy for which the Company pays the premiums. This annual amount is payable to Mr. Thompson until he reaches the age of 60.

(10)	Reflects lump sum proceeds of a third-party life insurance policy for which the Company pays the premiums.

Doug E. Ellis – Chief Operating Officer
Under the terms of his employment agreement with Absorption, in the event that Mr. D. Ellis’ employment is terminated as a result of his disability (as defined in the agreement), Mr. D. Ellis shall be entitled to receive any disability insurance benefits from a plan maintained by the Company provided that if such benefits cease prior to the date that is 24 months following his termination for disability, then Mr. D. Ellis shall be entitled to receive his current base salary through the end of such 24-month period. In addition, the Company shall continue Mr. D. Ellis’ other benefits, including social security payments, medical and dental, for a period of 24 months following termination for disability and all of Mr. D. Ellis’ options will continue until they expire or such shorter period of time required by applicable state, federal and B.C. securities laws. Moreover, the Compensation Committee will evaluate the appropriateness of partial bonus achievement prior to the time of disability. In the event that Mr. D. Ellis’ employment is terminated as a result of his death, his estate shall be entitled to receive the payments owing under any life insurance policy which is part of the Company’s benefits; provided, however, that in the absence of such life insurance policy, then Mr. D. Ellis’ estate shall be entitled to receive payments equal to Mr. D. Ellis’ base salary and bonus for a period of 24 months following such termination (with bonus calculated on the average of bonus paid during the prior two years), as well as benefits that went along with his salary and that may be payable to his estate. Following termination for death, all of Mr. Ellis’ options will continue until they expire or such shorter period of time required by applicable state, federal and B.C. securities laws.
If Mr. D. Ellis is terminated for cause (as defined in the employment agreement) or upon his voluntary resignation, he shall not be entitled to any compensation other than his then-current base salary and benefits which have accrued through the date of termination; provided, however that upon his voluntary resignation he shall also be entitled to payment of his annual bonus prorated as of the date of termination. In the event that Mr. D. Ellis is terminated without cause (as defined in the employment agreement), then he shall be entitled to payment of his current base salary plus all benefits for a period of 24 months following such termination, plus an amount equal to two years of bonus calculated on the average of bonus paid during the prior two years. In the event of a change in control (as defined in the employment agreement), Mr. D. Ellis is entitled to receive all options and stock grants previously made to him, and their treatment is governed by the applicable option plan. On a change in control Mr. D. Ellis is also entitled to receive any additional incentive packages previously granted to him that have not vested immediately upon such change of control, and such incentive packages shall be treated in the same manner for all Executive Officers of the Company, unless a particular Executive Officer’s employment agreement specifies different treatment. Moreover, if Mr. D. Ellis’ duties are significantly changed following the change of control such that Mr. D. Ellis could claim constructive dismissal, then Mr. D. Ellis shall have the right to claim severance as if he had been terminated without cause (including recovery of any attorney fees incurred by Mr. D. Ellis in making such claim). Notwithstanding the foregoing, Mr. D. Ellis shall not be entitled to any severance payments or benefits that extend beyond the age of 65 years. Mr. D. Ellis has agreed to not directly or indirectly assist or encourage any person to be involved in any manner to invest or promote any business or activity of a similar nature, if Mr. D. Ellis has terminated the employment agreement due to disability (as defined in the employment agreement), resignation, or in connection with a change in control (as defined in the employment agreement), during any time in which Mr. D. Ellis is receiving severance payments or for a period of one year, whichever is longer.
The following table describes the potential payments upon termination or change in control of the Company for Mr. D. Ellis, the Company’s Chief Operating Officer, assuming that the triggering event took place on January 31, 2007.

					Termination		Voluntary	Termination	Change in
Executive Benefits and	Disability				Without Cause		Resignation	for Cause	Control
Payments Upon	Effective as of		Death Effective as of		Effective as of		Effective as of	Effective as of	Effective as of
Separation	1/31/2007		1/31/2007		1/31/2007		1/31/2007	1/31/2007	1/31/2007
Base Salary	$0		$0		$298,000	(1)	$0	$0	$298,000 (2)
Bonus	$41,904	(3), (4)	$41,904	(3)	$95,046	(5)	$41,904 (3)	$0	$95,046 (6)
Stock Options	$0	(7)	$0	(7)	$0	(7)	$0 (7)	$0 (7)	$10,000 (8)
Health and Miscellaneous Benefits	$12,668	(9)	$0		$12,668	(9)	$0	$0	$0
Disability Income	$72,000	(10)	$0		$0		$0	$0	$0
Life Insurance Benefits	$0		$350,000	(11)	$0		$0	$0	$0
Accrued Vacation Pay	$29,741		$29,741		$29,741		$29,741	$29,741	$29,741
Other	$10,054	(12)	$0		$23,627	(13)	$0	$0	$0

(1)	Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(2)	Assumes constructive dismissal at the effective time of the change in control. Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(3)	Reflects accrued bonus for the fiscal year ended January 31, 2007. (4) Assumes the Compensation Committee elected to award the Executive Officer’s full bonus.

(5)	Reflects the aggregate amount of bonus (calculated based on the average of the bonuses paid for the prior two years) that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(6)	Assumes constructive dismissal at the effect time of the change in control. Reflects the aggregate amount of bonus that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(7)	The vesting of Mr. D. Ellis’ stock options shall not be accelerated upon this triggering event; provided, however, that Mr. D. Ellis may exercise the vested portion of the option (a) for a period of 12 months following termination for disability; (b) until the expiration of the option in accordance with its terms following termination as a result of death; and (c) for a period of three months following termination without cause or voluntary resignation. The option shall terminate in its entirety immediately upon termination for cause unless the Compensation Committee elects to waive expiration of the option, in which case Mr. D. Ellis may exercise the vested portion of the option for a period of three months following termination for cause. As of January 31, 2007, none of Mr. D. Ellis’ options had vested.

(8)	The vesting of Mr. D. Ellis’ stock options shall be accelerated upon a change-in-control if Mr. Ellis will no longer be employed by the Company in a substantially comparable position unless the option is assumed by the successor corporation, such option is replaced by a comparable cash incentive program or the acceleration is subject to other limitations imposed by the Compensation Committee at the time of grant. This table assumes acceleration in full of the stock options granted to Mr. D. Ellis on April 7, 2004, April 27, 2005 and April 12, 2006 and is calculated based on the difference between the exercise prices for such options ($4.70, $4.60 and $3.20, respectively) and the closing price of the Company’s Common Shares on AMEX on January 31, 2007 of $3.60.

(9)	Includes twenty four months of life insurance premiums of $1,456; medical and dental of $9,594; and short and long term disability of $1,618.

(10)	Reflects the annual amount of proceeds of a third-party disability insurance policy for which the Company pays the premiums. This Annual amount is payable to Mr. D. Ellis until he reaches the age of 60.

(11)	Reflects lump sum proceeds of a third-party life insurance policy for which the Company pays the premiums.

(12)	Includes cash in lieu of benefits for twenty four months for Medicare of $2,088; matching benefits in lieu of 401(k) of $5,760; and Health BC of $2,206.

(13)	Includes cash in lieu of benefits for twenty four months for Medicare of $5,699; 401(k) of $15,722; Health BC of $2,206.
Shawn M. Dooley – Vice President Sales and Marketing
Under the term of his employment agreement with Absorption, in the event that Mr. Dooley’s employment is terminated as a result of his disability (as defined in the agreement), Mr. Dooley shall be entitled to receive any disability insurance benefits from a plan maintained by the Company provided that if such benefits cease prior to the date that is 24 months following his termination for disability, then Mr. Dooley shall be entitled to receive his current base salary through the end of such 24-month period. In addition, the Company shall continue Mr. Dooley’s other benefits, including medical and dental, for a period of 24 months following termination for disability and all of Mr. Dooley’s options will continue until they expire or such shorter period of time required by applicable state and federal securities laws. In the event that Mr. Dooley’s employment is terminated as a result of his death, his estate shall be entitled to receive the payments owing under any life insurance policy which is part of the Company’s benefits; provided, however, that in the absence of such life insurance policy, then Mr. Dooley’s estate shall be entitled to receive payments equal to Mr. Dooley’s base salary and bonus for a period of 24 months following such termination (with bonus calculated on the average of bonus paid during the prior two years), as well as benefits that went along with his salary and that may be payable to his estate. Following termination for death, all of Mr. Dooley’s options will continue until they expire or such shorter period of time required by applicable state and federal securities laws.
If Mr. Dooley is terminated for cause (as defined in the employment agreement) or upon his voluntary resignation, he shall not be entitled to any compensation other than his then-current base salary and benefits which have accrued through the date of termination; provided, however that upon his voluntary resignation he shall also be entitled to payment of his annual bonus prorated as of the date of termination. In the event that Mr. Dooley is terminated without cause (as defined in the employment agreement), then he shall be entitled to payment of his current base salary plus all benefits for a period of 24 months following such termination, plus an amount equal to two years of bonus calculated on the average of bonus paid during the prior two years. In the event of a change in control (as defined in the employment agreement), Mr. Dooley is entitled to receive all options and stock grants previously made to him, and their treatment is governed by the applicable option plan. On a change in control Mr. Dooley also entitled to receive any additional incentive packages previously granted to him that have not vested immediately upon such change of control, and such incentive packages shall be treated in the same manner for all Executive Officers of the Company, unless a particular Executive Officer’s employment agreement specifies different treatment. Moreover, if Mr. Dooley’s duties are significantly changed following the change of control such that Mr. Dooley could claim constructive dismissal, then Mr. Dooley shall have the right to claim severances as if he had been terminated without cause (including recovery of any attorney fees incurred by Mr. Dooley in making such claim). Notwithstanding the foregoing, Mr. Dooley shall not be entitled to any severance payments or benefits that extend beyond the age of 65 years. Mr. Dooley has agreed to not directly or indirectly assist or encourage any person to be involved in any manner to invest or promote any business or activity of a similar nature, if Mr. Dooley has terminated the employment agreement due to disability (as defined in the employment agreement), resignation, or in connection with a change in control (as defined in the employment agreement), during any time in which Mr. Dooley is receiving severance payments or for a period of one year, whichever is longer.
The following table describes the potential payments upon termination or change in control of the Company for Mr. Dooley, the Company’s Vice President Sales and Marketing, assuming that the triggering event took place on January 31, 2007.

					Termination		Voluntary	Termination	Change in
Executive Benefits and	Disability				Without Cause		Resignation	for Cause	Control
Payments Upon	Effective as of		Death Effective		Effective as of		Effective as of	Effective as of	Effective as of
Separation	1/31/2007		as of 1/31/2007		1/31/2007		1/31/2007	1/31/2007	1/31/2007
Base Salary	$0		$0		$288,000	(1)	$0	$0	$288,000	(2)
Bonus	$61,349	(3)	$61,349	(3)	$124,698	(4)	$61,349 (3)	$0	$124,698	(5)
Stock Options	$0	(6)	$0	(6)	$0	(6)	$0 (6)	$0 (6)	$10,000	(7)
Health and Miscellaneous Benefits	$16,983	(8)	$0		$18,601	(9)	$0 (6)	$0 (6)	$0	(7)
Disability Income	$72,000	(10)	$0		$0		$0	$0	$0
Life Insurance Benefits	$0		$300,000	(11)	$0		$0	$0	$0
Accrued Vacation Pay	$24,766		$24,766		$24,766		$24,766	$24,766	$24,766
Other	$0		$0		$0		$0	$0	$0

(1)	Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(2)	Assumes constructive dismissal at the effective time of the change in control. Reflects the aggregate amount of base salary that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(3)	Reflects accrued bonus for the fiscal year ended January 31, 2007.

(4)	Reflects the aggregate amount of bonus (calculated based on the average of the bonuses paid for the prior two years) that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(5)	Assumes constructive dismissal at the effective time of the change in control. Reflects the aggregate amount of bonus that would be paid over a period of 24 months on the Company’s normal payroll schedule.

(6)	The vesting of Mr. Dooley’s stock options shall not be accelerated upon this triggering event; provided, however, that Mr. Dooley may exercise the vested portion of the option (a) for a period of 12 months following termination for disability; (b) until the expiration of the option in accordance with its terms following termination as a result of death; and (c) for a period of three months following termination without cause or voluntary resignation. The option shall terminate in its entirety immediately upon termination for cause unless the Compensation Committee elects to waive expiration of the option, in which case Mr. Dooley may exercise the vested portion of the option for a period of three months following termination for cause. As of January 31, 2007, none of Mr. Dooley’s options had vested.

(7)	The vesting of Mr. Dooley’s stock options shall be accelerated upon a change-in-control if Mr. Dooley will no longer be employed by the Company in a substantially comparable position unless the option is assumed by the successor corporation, such option is replaced by a comparable cash incentive program or the acceleration is subject to other limitations imposed by the Compensation Committee at the time of grant. This table assumes acceleration in full of the stock options granted to Mr. Dooley on April 7, 2004, April 27, 2005 and April 12, 2006 and is calculated based on the difference between the exercise prices for such options ($4.70, $4.60 and $3.20, respectively) and the closing price of the Company’s Common Shares on AMEX on January 31, 2007 of $3.60.

(8)	Includes twenty four months of life insurance premiums of $1,546, medical and dental of $15,437.

(9)	Includes twenty four months of life insurance premiums of $1,546, medical and medical of $15,437, and $1,618 for short and long term disability.

(10)	Reflects the annual amount of proceeds of a third-party disability insurance policy for which the Company pays the premiums. This Annual amount is payable to Mr. Dooley until he reaches the age of 60.

(11)	Reflects lump sum proceeds of a third-party life insurance policy for which the Company pays the premiums.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Daniel J. Whittle
Michael P. Bentley
Lionel G. Dodd
DIRECTOR COMPENSATION
Directors who are employees receive no additional compensation for serving on the Board or its committees.
In fiscal year 2007, we provided the following annual compensation to directors who are not employees:
U.S. Dollars

	Fees Earned or Paid		All Other
	in Cash	Stock Option Awards	Compensation	Total
Name	($)	($) (1) (2)	($)	($)

Michael P. Bentley	$23,500	$14,519	$0	$0
Lionel G. Dodd	$20,750	$14,519	$0	$0
John J. Sutherland	$20,250	$14,519	$0	$0
Daniel J. Whittle	$22,000	$14,519	$0	$0

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123R, of awards pursuant to the Company’s 2003 Omnibus Incentive Plan and thus include amounts from awards granted prior to fiscal year 2007. Assumptions used in the calculation of these amounts are included in Note 2 (Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended January 31, 2007, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2007.

(2)	The aggregate number of stock options outstanding for each director under the 2003 Omnibus Incentive Plan as of January 31, 2007 was as follows: Mr. Bentley held 30,000 stock options; Mr. Dodd held 30,000 stock options; Mr. Sutherland held 30,000 stock options; and Mr. Whittle held 30,000 stock options.
General Philosophy
The Company’s Compensation Committee compares the compensation for our non-employee directors to what is customary in the industry. In January 2004, the Compensation Committee approached this task essentially in the same manner as it approached compensation for the Executive Officers. In general, information was gathered and reviewed from many different sources, considered individually for relevance and then as a whole. The Company’s goal in setting compensation for non-employee directors is to attract and retain qualified candidates for board service.
The compensation philosophy for the non-employee director annual retainer and meeting fees is to pay a competitive compensation for these elements at the midpoint of the market. This same philosophy also extends to the long-term director incentive in the form of stock-based compensation at the mid-point of comparable companies.
In January 2004, survey data was gathered from information made available publicly as well as specific surveys issued by human resources consultants. The public information was generally less specific for comparable compensation and as a result less was relevant in a quantitative sense. Therefore, the Compensation Committee relied upon specific surveys such as Milliman, Watson Wyatt General Independent Board Study and Towers Perrin Pacific Northwest Boards Survey, as well as publicly available information about the Company’s competitors.

Based on its review in 2004 of all the survey data gathered, the Compensation Committee discovered that the then-current cash compensation for retainers, plus fees paid for board and committee meetings, were below the median point of comparable companies (based on location, size and industry) regardless of the source of data. Therefore, in February 2004, the Compensation Committee recommended an increase in the cash compensation for the annual retainers and fees per board meetings. In April of 2005, the Compensation Committee recommended an increase in the fee for chairing each committee meeting paid to the non-employee directors and also recommended that such compensation be reviewed on an annual basis going forward.
The Compensation Committee also concluded that the director’s stock compensation appeared to be in the range of the Milliman data as regards to number of shares, but on the low side when compared to available data from Watson Wyatt. At that time, the Compensation Committee concluded that there did not appear to be sufficient data to warrant a change in the level or form of grant, but has continued to review the type of grant and number of shares on an annual basis going forward.
Cash Compensation Issued to Non Employee Directors during the Fiscal Year
For fiscal year ended January 31, 2007, the Company paid its non-employee Directors a retainer of $2,500 per quarter, and fees of $750 for each board meeting attended (whether in person or via teleconference), $750 for each meeting in which the Director served as a chair of a committee, and $500 for each committee meeting attended.
Long-Term Compensation Issued to Non Employee Directors during the Fiscal Year
On December 6, 2006, the Compensation Committee recommended and the Board of Directors approved the grant to each non-employee Director of a stock option to purchase 10,000 Common Shares under the Company’s 2003 Omnibus Incentive Plan, which options vest seven months from the date of grant (which was three trading days following the release of the third quarter financial statements for fiscal year 2007). The stock options were issued on December 13, 2006 at an exercise price of $3.25, fully vesting on July 13, 2007 and shall expire on December 13, 2009 if not exercised earlier.
Stock Option Plans and Outstanding Options
The Company’s 1993 Stock Option Plan for U.S. Participants (the “1993 U.S. Plan”) and the 1993 Equity Incentive Stock Option Plan (the “1993 Equity Plan” and, collectively with the 1993 U.S. Plan, the “1993 Stock Plans”) expired on May 19, 2003. On May 20, 2003, the 2003 Stock Option Plan for U.S. Participants and the 2003 Equity Incentive Stock Option Plan (“collectively called the “2003 U.S. Plans”) took effect. On June 8, 2004, as recommended by the Board of Directors, the shareholders approved an amendment and restatement of the 2003 U.S. Plans into one plan named the “2003 Omnibus Incentive Plan.”
The 2003 Omnibus Incentive Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the authority to determine eligible persons, the time and type of grant and the number of shares to be used for each award, impose such terms, limitations, restrictions and conditions upon each award and in addition modify, extend or renew an outstanding award. The maximum awards available for grant under the 2003 Omnibus Incentive Plan shall not exceed an aggregate of 1,100,000 Shares. Participation in the 2003 Omnibus Plan is open to all employees, Officers, Directors and consultants of the Company or of any parent or subsidiary of the Company, as well as employees of certain persons that provide management services and independent consultants and advisers to the Company. Types of awards include the granting of stock options, stock appreciation rights, restricted or unrestricted share awards, phantom stock, performance awards, or any combination of the foregoing. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Shares adjustments or other substitutions will be made to the awards granted under the 2003 Omnibus Incentive Plan.
Under the 2003 Omnibus Incentive Plan, stock options to purchase a total of 536,100 Common Shares at exercise prices ranging from (U.S.) $3.15 to (U.S.) $4.70, with expiry dates beginning April 7, 2007, were outstanding as of January 31, 2007. Pursuant to the vesting terms of the stock option agreements, stock options to purchase 166,667 Common Shares were eligible for exercise at January 31, 2007.

Equity Compensation Plan Information
The following table provides information about equity awards under the 2003 Omnibus Incentive Plan as of January 31, 2007:
U.S. Dollars

	(a)	(b)	(c)
Number of securities remaining available
	Number of securities to be issued	Weighted-average exercise	for future issuance under equity
	upon exercise of outstanding	price of outstanding	compensation plans (excluding
Plan category	options, warrants and rights	options, warrants and rights	securities reflected in column (a))

Equity compensation plans approved by security holders	536,100	$4.17	553,900
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	536,100	$4.17	553,900

Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee during fiscal year 2007 were independent directors, and none of them were employees or former employees of the Company. None of the Executive Officers of the Company has ever served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) have served on the Compensation Committee or Board of Directors of the Company.
TRANSACTIONS WITH RELATED PERSONS
Review and Approval of Transactions with Related Persons
The Board of Directors has adopted a policy and procedures for review, approval and monitoring of transactions involving the Company and related persons as defined under applicable SEC rules. The policy covers any related-person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Policy
•	Related-person transactions must be approved by the Audit Committee (or, with respect to compensation decisions, the Compensation Committee), who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board of Directors or committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

•	The Board of Directors or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.
Procedures
•	Management or the affected director or Executive Officer will bring the matter to the attention of the Chief Executive Officer, the chair of the Audit Committee, and the secretary.

•	The Chief Executive Officer will determine (or if he is involved in the transaction, the chair of the Audit Committee) whether the matter should be considered by the Board or by one of its existing committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable if it otherwise meets the requirement of the related-person policy.

•	The Board of Directors or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.
The Company has entered into management services agreements with Gordann in which Mr. G. Ellis has ownership interests. Please see “Compensation of Directors and Executive Officers” for description of the compensation paid or payable under this agreement. The Compensation Committee approved and continues to monitor this arrangement consistent with the above policy.
THE AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited consolidated financial statements and footnotes for the Company’s fiscal year ended January 31, 2007 with management and discussed those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, with the Company’s independent auditors, Moss Adams LLP. The Audit Committee has also reviewed financial matters with Moss Adams. The Audit Committee also has received written disclosures and a letter from Moss Adams required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), discussed the independence of Moss Adams with members of Moss Adams and considered the compatibility of non-audit services with the independent auditors’ independence. Based on these reviews and its discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. The Audit Committee also recommended to the Board of Directors the selection of Moss Adams, Certified Public Accountants, to serve as the Company’s independent auditors for the fiscal year ending January 31, 2008.
Submitted by the Audit Committee
John J. Sutherland
Michael P. Bentley
Daniel J. Whittle
PROPOSAL TWO – RATIFICATION OF INDEPENDENT AUDITORS
Ratification of Independent Auditors for Fiscal Year 2007
The Audit Committee has nominated Moss Adams, Certified Public Accountants, to serve as the Company’s independent auditors for the fiscal year ending January 31, 2008, at a remuneration to be fixed by the Audit Committee.
Moss Adams has served as the Company’s auditors since July 3, 2001 and will have a representative present at the Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from the shareholders.
Independent Auditor Fees and Services
Audit Fees
The aggregate fees billed by Moss Adams for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2007 and 2006 and quarterly reviews of the financial statements included in the Company’s Forms 10-Q for fiscal years 2007 and 2006 were approximately (U.S.) $132,000 and (U.S.) $103,900, respectively.
Audit-Related Fees
The aggregate fees billed for fiscal years 2007 and 2006 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of the Company’s financial statements and not reported under the caption “Audit Fees” were $0 in 2007 and approximately (U.S.) $3,849 in 2006. These fees were primarily related to Sarbanes-Oxley Act compliance.

Tax Fees
The aggregate fees billed for fiscal years 2007 and 2006 for tax compliance, tax advice or tax planning services rendered to the Company were $0 in 2007 and approximately (U.S.) $43,500 in 2006. These fees were related to a tax study and capital equipment sales tax recovery.
All Other Fees
There were no fees billed for fiscal years 2007 and 2006 for other services rendered to the Company by Moss Adams.
The Audit Committee pre-approves all audit and non-audit services performed by the Company’s independent auditors and the fees to be paid in connection with such services in order to ensure that the provision of such services does not impair the auditors’ independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the independent auditors and the related fees, the service and fees must receive specific pre-approval from the Audit Committee. All general pre-approvals of services and fees are pursuant to the terms of a written Audit Committee pre-approval policy, which describes the services subject to general pre-approval and the maximum fees that the Company shall pay the independent auditors for such services. The term of any general pre-approval is twelve (12) months unless otherwise specified by the Audit Committee. The Audit Committee annually reviews and generally pre-approves the services that may be provided by, and the fees that may be paid to, the independent auditors without obtaining specific pre-approval. The Audit Committee most recently made such review and general pre-approvals of the auditors’ engagement letter in December 19, 2006. The Audit Committee will review and revise the list of general pre-approved services from time to time as necessary.
Vote Required for Ratification of Independent Auditors
If a quorum is present and voting, the vote of a majority of the Common Shares represented in person or by proxy at the Meeting is required to ratify the appointment of Moss Adams as the Company’s independent auditors, at a remuneration to be fixed by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS AS THE COMPANY’S INDEPENDENT AUDITORS, AT A REMUNERATION TO BE FIXED BY THE AUDIT COMMITTEE.
TRANSACTION OF OTHER BUSINESS
As of the date of this Proxy Statement, the Board of Directors knows of no amendments or variations to the matters to come before the Meeting, or of any matters other than those set forth above and in the notice of annual and special meeting. However, if any such amendments or variations of matters identified in the notice of annual general meeting or other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgement, exercising discretionary authority.
PROPOSALS OF SHAREHOLDERS
Shareholders who intend to present proposals or nominations at the Company’s 2008 annual meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposals or nominations are received by the Company no later than January 1, 2008. Such proposals or nominations must meet the requirements of the Business Corporations Act (British Columbia) and the SEC to be eligible for inclusion in the Company’s proxy materials. The Company strongly encourages any shareholder interested in submitting a proposal or nomination to contact the Company’s Corporate Secretary in advance of this deadline to discuss any proposal or nomination he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal or nomination does not guarantee that the Company will include it in its proxy statement. In order for a proposal or nomination submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, the Company must receive such proposal or nomination no later than March 17, 2008. Any shareholder proposals or nominations must be submitted to the Company’s Corporate Secretary in writing at the Company’s principal executive offices.
The Board of Directors has adopted additional requirements specifically with respect to shareholder nominations for the election of directors. See “Proposal One – Election of Directors – Board Matters and Committees.”

BOARD APPROVAL
The contents of this Proxy Statement have been approved and its mailing has been authorized by a resolution of the Board of Directors of the Company on April 25, 2007.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Gordon L. Ellis
Gordon L. Ellis, Chairman

APPENDIX A
Charter of the Audit Committee
of the Board of Directors
of INTERNATIONAL ABSORBENTS INC.
I.	Audit Committee Purpose

The Audit Committee of International Absorbents Inc. (the “Company”) is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Without limiting the foregoing, the Audit Committee shall assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the independent auditor’s qualifications, independence and performance; and (3) the Company’s financial reporting processes and systems of internal controls regarding finance, accounting, and legal and regulatory compliance.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to anyone in the organization. The Audit Committee shall have the authority to engage, without Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, outside legal counsel or any other advisors employed by the Audit Committee, and to pay ordinary Audit Committee administrative expenses that are necessary and appropriate in carrying out its duties.

II.	Audit Committee Composition and Meetings

The Audit Committee shall consist of a minimum of two members. All Audit Committee members shall meet the independence and experience requirements of the American Stock Exchange (“Amex”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), including but not limited to Exchange Act Rule 10A-3, as well as any other applicable laws and regulations.

At least one member of the Audit Committee shall be a financial expert, as defined by the Commission, and the chairperson of the Audit Committee shall be financially sophisticated, as defined by Amex. The number and names of persons the Board has determined to be financial experts shall be disclosed in the Company’s annual report.

All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of appointment, including a company’s balance sheet, income statement, and cash flow statement. Audit Committee members shall be appointed by the Board of Directors on the recommendation of a nominating committee composed entirely of independent directors (in the absence of a nominating committee, a majority of independent directors on the Company’s Board must approve the nominations). Audit Committee members may be replaced by the Board of Directors.

The Audit Committee shall meet at least on a quarterly basis, or more frequently as circumstances dictate. The Audit Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the Audit Committee chairperson is not designated or present within 30 minutes after the time appointed for holding the meeting, the members of the Audit Committee may designate a chairperson by majority vote of the Audit Committee membership. Questions arising at any meeting of the Audit Committee shall be decided by a majority of votes. In case of an equality of votes the chairperson shall have a second or casting vote. An Audit Committee member may participate by telephone or other communication facilities and any member so participating shall be deemed to be present and shall be counted in the quorum and entitled to vote.

The Audit Committee shall meet privately in separate executive sessions at least annually with each of management, the director of the internal auditing department, the independent auditor, and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.	Audit Committee Responsibilities and Duties

A. Financial Statement and Disclosure Matters
1.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing of its Form 10-QSB.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including major issues, assumptions and judgments regarding accounting and auditing principles and practices, any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any steps to address such deficiencies.

4.	Review and discuss quarterly reports from the independent auditor on:
(a)	all critical accounting policies and practices used by the Company;

(b)	all alternative accounting treatments of financial information within generally accepted accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm; and

(c)	other material written communications between the accounting firm and management of the Company, such as any management letter or schedule of unadjusted differences.
5.	Discuss with management the Company’s public disclosure of “non-GAAP financial measures” as defined by the rules and regulations of the Commission.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as “off-balance sheet arrangements,” as defined by the rules and regulations of the Commission, on the Company’s financial statements and required disclosures.

7.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditor. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.	Review any disclosures made to the Audit Committee by the Company’s CEO and/or CFO during their Form 10-KSB and Form 10-QSB certification process about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
B. Oversight of Independent Auditor
1.	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have the sole authority to select, evaluate, and where appropriate, replace the independent auditor.

2.	The Audit Committee shall pre-approve all auditing services and permitted non-audit services1 (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

3.	On an annual basis, the Audit Committee should review and discuss with the independent auditor (a) the independent auditor’s quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to resolve such issues. In addition, the Audit Committee shall assess the independence of the auditor (as required under applicable law or regulation), including (a) ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and (b) actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor. The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

4.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

5.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

6.	Prior to the commencement of the audit, review the independent auditor’s audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.
C. Internal Controls Compliance Oversight
1.	In consultation with the management, the independent auditor and the internal auditors, consider the integrity of the Company’s financial reporting processes and internal controls. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company is in compliance with applicable legal and listing requirements and the Company’s Code of Ethics and compliance programs. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditor and the internal auditing department together with management’s responses.

2.	In compliance with Amex guidelines, review and approve all related-party transactions.

3.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated with regard to any potentially illegal acts.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.	Review and reassess the effectiveness of the Audit Committee and the adequacy of this Charter at least annually and, if needed, recommend appropriate changes to the Board of Directors. Have the Charter published at least every three years in accordance with Commission regulations.

1	Prohibited non-audit services include: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

6.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
D. Other Audit Committee Responsibilities
1.	Annually prepare a report to shareholders as required by the rules of the Commission. The report should be included in the Company’s annual proxy statement.

2.	Perform any other activities consistent with this Charter, the Company’s constating documents, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

3.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
IV.	Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Form of Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT OF INTERNATIONAL ABSORBENTS INC. (THE “COMPANY”) FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE “MEETING” TO BE HELD AT 510 BURRARD STREET, 2ND FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA ON THURSDAY JUNE 7, 2007 AT 10:00 AM (Pacific Time).
The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints Gordon L. Ellis, or failing this person, David H. Thompson, Executive Officers of the Company, or in the place of the foregoing,[                                                                       (print the name),] as proxyholder and attorney in fact for and on behalf of the Registered Shareholder with the power of substitution to vote and otherwise represent all of the shares registered in the name of the Registered Shareholder at the Meeting, or any adjournments thereof, on the proposals listed in this proxy and described in accompanying Notice of Annual General Meeting and Proxy Statement and in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present and voting such shares.
The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.
REGISTERED HOLDER SIGN HERE: _____________________
DATE SIGNED: ___________________________

Resolutions (For full details of each item, please see the enclosed Notice of Annual General Meeting and Proxy Statement).
Management recommends a vote “FOR” each of the following:

		For	Against	Withhold/ Abstain

1.	To elect the following persons as Class II Directors of the Company for a term of two years:

	John J. Sutherland		n/a

	Lionel G. Dodd		n/a

Daniel J. Whittle

2.	To ratify the appointment of Moss Adams, LLP as the Company’s independent auditors for the fiscal year ending January 31, 2008.		n/a

3.	To grant the proxyholder authority to vote at his/her discretion on any other business which may come before the meeting.		n/a

THIS PROXY MUST BE SIGNED AND DATED.
SEE IMPORTANT VOTING INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY
1.	This Proxy is solicited by the Management of the Company.

2.	This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:
(a)	appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

OR

(b)	appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.
6.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

7.	Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

8.	To be represented at the Meeting, voting instructions must be DEPOSITED at the office of “PACIFIC CORPORATE TRUST COMPANY” no later than forty eight (“48”) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof
VOTING METHODS
INTERNET VOTING (24 hours a day, 7 days a week) If a HOLDER ID and HOLDER CODE appear on the face of this proxy in the address box, registered holders may complete internet voting at http://webvote.pctc.com
TELEPHONE VOTING (24 hours a day, 7 days a week) If a HOLDER ID and HOLDER CODE appear on the face of this proxy in the address box, registered holders may complete telephone voting at 1-888-Tel-Vote (1-888-835-8683).
RETURN YOUR PROXY BY MAIL OR FAX TO PACIFIC CORPORATE TRUST COMPANY . The mailing address of Pacific Corporate Trust Company is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9, and its fax number is (604) 689-8144.